AMENDED AND RESTATED MASTER LAND AND BUILDING LEASE
between
FORT-NOM HOLDINGS (ONQC) INC.,
a British Columbia corporation,
as LANDLORD
and
Forterra Pipe & Precast, Ltd.,
a British Columbia corporation,
as TENANT
June 5, 2018

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ARTICLE 41	AMENDMENT AND RESTATEMENT	38

Schedule 1	Defined Terms
Schedule 2	Original Movable Building Equipment
Exhibit A-1	Location/Address of Demised Properties; Adjustment Amounts
Exhibit A-2	List of US Demised Properties
Exhibit A-3	Sold Land
Exhibit B	Method of CPI Adjustment for Option Period Base Rent
Exhibit C	Form of SNDA
Exhibit D	Form of Tenant's Estoppel Certificate
Exhibit E	Form of Notice of Lease
Exhibit F	Form of Guaranty
Exhibit G	Form of Collateral Access Agreement

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AMENDED AND RESTATED MASTER
LAND AND BUILDING LEASE
THIS AMENDED AND RESTATED MASTER LAND AND BUILDING LEASE (this “Lease”) is made and entered into as of June 5, 2018 (the “Commencement Date”), by and among FORT-NOM HOLDINGS (ONQC) INC., a British Columbia corporation (“Landlord”), and FORTERRA PIPE & PRECAST, LTD. (previously known as Forterra Pipe & Precast Ltd., an Ontario corporation), a British Columbia corporation (“Tenant”).
R E C I T A L S
A.Landlord, as landlord, and Tenant, Forterra Pipe & Precast Québec, Ltd. (a Québec corporation previously known as HBP Pipe & Precast Québec Ltd. which was continued under the laws of British Columbia and is now known as Forterra Pipe & Precast BC, ULC) (“Forterra Pipe Québec”), and Forterra Pressure Pipe, Inc. (a Québec corporation previously known as HBP Pressure Pipe, Inc. which was continued under the laws of British Columbia and is now known as Forterra Pressure Pipe, ULC) (“Forterra Pressure Pipe”; together with Tenant and Forterra Pipe Québec, collectively, the “Original Tenant”), as tenant, entered into that certain Master Land and Building Lease, dated as of April 5, 2016 (the “Original Lease”), which was amended pursuant to that certain (i) First Amendment to Master Land and Building Lease, dated as of April 14, 2016 (the “First Amendment”), between Landlord and Original Tenant, (ii) Second Amendment to Master Land and Building Lease, dated as of September 22, 2016 (the “Second Amendment”), between Landlord and Original Tenant, and (iii) Third Amendment to Master Land and Building Lease, dated as of September 22, 2016 (the “Third Amendment”), between Landlord and Original Tenant;
B.On or around the Commencement Date, an affiliate of Original Tenant purchased from Landlord and Fort-Ben Holdings (ONQC) Ltd. and Landlord and Fort-Ben Holdings (ONQC) Ltd. sold to an affiliate of Original Tenant (or its nominee as set forth in separate deeds) certain individual properties, each identified (and legally described) on Exhibit A-3 attached hereto (collectively, the “Sold Land”), and in exchange for the Sold Land, United States Pipe and Foundry Company, LLC, an Alabama limited liability company, conveyed to Fort-Ben Holdings (ONQC) Ltd. that certain property known as the “MiniMill”, located at 2108 (2101) 18th Avenue North, Bessemer, Alabama (“Bessemer Land”), which Bessemer Land was conveyed to US Landlord shortly thereafter.
C.As of the Commencement Date, Landlord owns (i) title to the land identified on Exhibit A-1 attached hereto (collectively, the “Land”) and (ii) (a) all improvements and other structures located on any of the Land (collectively, the “Building Structures”), (b) any rights of way, easements, parking covenants, entitlements, privileges and other rights appurtenant to the Land, including regarding any street adjoining any portion of the Land and any air and development rights related to the Land and/or Building Structures, (c) any and all fixtures at or on the Land, including, but not limited to, electrical, plumbing, heating, ventilation and air-conditioning equipment, fire sprinklers and fire suppression equipment and overhead cranes and other cranes which are integrated into the Building Structures (collectively, “Building Equipment”), and (d) the movable machinery, equipment and systems currently located on the Land as set forth on Schedule 2 attached hereto and made a part hereof (collectively, the “Original Movable Building Equipment”), but, in each case with respect to Building Equipment and Original Moving Building Equipment, specifically excluding (x) any such items that are not “fixtures” pursuant to applicable law, and (y) any machinery, equipment or fixtures associated with Tenant’s manufacturing business, whether or not such, machinery, equipment or fixtures are bolted in place for safety or operational purposes, including but not limited to, jib cranes, batch plants, cement silos, production machinery or equipment, forms, and any other pipe

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manufacturing machinery or equipment which are the property of Tenant; and (e) all intangible property, if any, owned by Landlord and related to the Land, the Building Structures or the Original Movable Equipment (the “Intangible Property”), including without limitation, the rights and interests, if any, of Landlord in and to the following: (A) all assignable plans and specifications and other architectural and engineering drawings for the Land and the Building Structures; (B) all assignable warranties or guaranties given or made in respect of the Building Structures or Original Movable Equipment; and (C) all transferable consents, authorizations, variances or waivers, licenses, permits and approvals from any governmental or quasi-governmental agency, department, board, commission, bureau or other entity or instrumentality solely in respect of the Land or the Building Structures (all of the foregoing in this clause (ii), excluding the hereinafter defined Tenant Equipment, being herein collectively referred to as the “Improvements”). The Land and all Improvements thereon are collectively referred to herein as “Demised Properties” and each individually as a “Demised Property.”
D.The personal property, fixtures, machinery, equipment and other items of personal property (whether or not attached to the Improvements) owned or leased by Tenant located at any Demised Property and used in connection with the operation of the business at any of the Demised Properties (other than the Building Equipment but including display cases, counters, shelves, racks and billboards, cranes, batch plants, cement silos, production machinery or equipment, forms, and any other pipe manufacturing machinery or equipment regardless of whether any of the foregoing constitute “fixtures” pursuant to applicable Law) together with the property described in clauses (ii)(d)(x) and (ii)(d)(y) of Recital C are referred to herein collectively as the “Tenant Equipment.” The term “Tenant Equipment” shall include without limitation, with respect to the Demised Properties, all of the foregoing, whether now or hereafter owned or acquired by Tenant, or in which Tenant has any interest (whether unattached or attached by bolts and screws and/or by utility connections or otherwise), and all additions to, substitutions for and replacements of the foregoing in this Recital D.
E.Landlord and Tenant desire to amend and restate the Original Lease, First Amendment, Second Amendment and Third Amendment in order to (i) remove Forterra Pressure Pipe and Forterra Pipe Québec, as Tenant-parties, (ii) remove the Sold Land from the Demised Properties, and (iii) to make other changes, as hereinafter set forth in this Lease.
F.Notwithstanding any other provision of this Lease, this Lease constitutes a single and indivisible lease of all the Demised Properties collectively, and is not an aggregation of leases for the separate Demised Properties. Neither Landlord nor Tenant would have entered into this Lease except as a single and indivisible lease, and the rental herein has been established on the basis of the specific structure of the subject transaction and the economic benefits and risk profile of the transaction as a whole, and not based on the valuation or price of any individual Demised Property. Tenant’s rights to any one Demised Property are dependent on Tenant’s full performance of its obligations as to every other Demised Property, and consideration supporting any agreements under this Lease regarding any Demised Property also supports the agreements under this Lease regarding all other Demised Properties.
NOW, THEREFORE, in consideration of the lease of the Demised Properties and the rents, covenants and conditions herein set forth, and with reference to the definitions of various terms used herein as set forth on Schedule 1 hereto, Landlord and Tenant do hereby covenant, promise and agree as follows:

ARTICLE 1	DEMISE OF PREMISES
Subject to the terms and conditions contained herein, Landlord does hereby lease unto Tenant, and Tenant does hereby lease from Landlord, for the term hereinafter provided in Article 2, the Demised Properties for the use thereof by Tenant and Tenant’s employees, customers and invitees.

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ARTICLE 2	TERM
Section 2.01
(a)    This Lease shall commence on the Commencement Date and terminate on June 30, 2043 (the “Original Lease Term”), unless sooner terminated as hereinafter set forth. The “Lease Term,” as such term is used herein, means the Original Lease Term as extended (or as may be extended) pursuant to Section 2.02 below, unless sooner terminated as hereinafter set forth.
(b)    This Lease shall be deemed to be in full force and effect upon the Commencement Date. Tenant shall be deemed to be in possession of the Demised Properties upon the Commencement Date.
Section 2.02
(a)    Tenant shall have the ability to extend the Lease Term for one (1) option period (the “Option Period”) upon and subject to the terms set forth below in this Section 2.02. The Option Period shall commence at the expiration of the Original Lease Term. The Option Period shall continue for a period of nine (9) years and eleven (11) months from and after the commencement date of the Option Period, and Tenant shall extend the Lease Term for all of the Demised Properties subject to this Lease at the time of Tenant’s exercise of such option, and in no event shall Tenant have the right to extend the Lease Term for only a portion of the Demised Properties subject to this Lease at the time of Tenant’s exercise of such option. Except as otherwise expressly provided herein, all of the terms and conditions of this Lease applicable to the Original Lease Term shall continue to apply during the Option Period. In no event shall Tenant have any options to extend the Lease Term except as expressly provided herein or as otherwise agreed to in writing by Landlord.
(b)    Provided that (i) Tenant shall not have delivered a Non-Renewal Notice (as hereinafter defined) on or prior to the expiration of the Original Lease Term and (ii) this Lease shall not have been terminated pursuant to any provision hereof, then on the expiration of the Original Lease Term, the Lease Term shall be deemed to have been automatically extended for the Option Period. Notwithstanding the foregoing, if the conditions in (i) and (ii) hereinabove shall have been satisfied, but an Event of Default occurs and is continuing prior to the commencement of the Option Period, Landlord shall have the option (without limiting any other remedies available to Landlord under this Lease, at law or in equity) to cancel the Option Period upon notice thereof to Tenant (provided, such notice is delivered to Tenant prior to Tenant’s cure, if any, of such Event of Default, and such cure is recognized by Landlord, notwithstanding that Landlord is under no obligation to recognize any such cure after an Event of Default has occurred), and upon the giving of such notice to Tenant, the Option Period shall be deemed null and void and of no further force and effect. As used herein, the term “Non-Renewal Notice” means a notice, in writing, delivered to Landlord no later than eighteen (18) months prior to the expiration date of the Original Lease Term stating that Tenant does not wish to extend the Lease Term for the Option Period.
(c)    Without limiting anything contained in Section 36.02 hereof, time is of the strictest essence in the performance of each provision of this Section 2.02. Either party, upon request of the other, shall execute and acknowledge, in form suitable for registration, an instrument confirming the extension of the Lease Term, if any, in accordance with the provisions of this Section 2.02 with Tenant paying all applicable recording costs.

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ARTICLE 3	RENT
Section 3.01    Rent. Tenant shall pay all Base Rent and Additional Rent for the Demised Properties, from and after the Commencement Date and thereafter throughout the Lease Term, without offset, deduction, or abatement, except as may be otherwise expressly provided herein. Notwithstanding the foregoing, any amounts due by Tenant to Landlord hereunder for which no due date is expressly specified herein shall be due within thirty (30) days following the delivery to Tenant by Landlord of written notice of such amounts due. Except as otherwise expressly provided herein, in the event of nonpayment by Tenant of any Rent, Landlord shall have the same rights and remedies in respect thereof regardless of whether such Rent is Base Rent or Additional Rent. All payments of Rent due to Landlord shall be paid to Landlord (at its election designated from time to time by Landlord in writing to Tenant upon at least twenty (20) days’ prior written notice) in one of the following manners: (a) by electronic deposit into an account designated by Landlord (a “Landlord’s Account”), (b) by mail at Landlord’s address set forth in Article 17, or (c) by mail to any other place in the United States or Canada.
Section 3.02    Base Rent.
(a)    The following terms shall have the following meanings:
(i)    “CPI” means the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) or the successor index that most closely approximates such index. If the United States Department of Labor, Bureau of Labor Statistics, Consumer Price Index, All Urban Consumers, United States City Average, All Items, (1982-84=100) shall be discontinued with no successor or comparable successor index, Landlord and Tenant shall attempt to agree upon a substitute index or formula, but if they are unable to so agree, then an arbitrator shall determine what substitute index or formula shall be used. The arbitration shall be conducted in accordance with the rules of the American Arbitration Association then prevailing by a single arbitrator in New York City. Any decision or award resulting from such arbitration shall be final and binding upon Landlord and Tenant and judgment thereon may be entered in any court of competent jurisdiction.
(ii)    “Fair Market Rental Value” means the fair market rental value of the Demised Properties as determined by an appraisal of the Demised Properties, taking into consideration all relevant factors, prepared by an independent appraiser member of the Appraisal Institute of Canada who is mutually satisfactory to Landlord and Tenant with not less than ten (10) years experience appraising properties similar to the Demised Properties in the metropolitan areas in which the Demised Properties are located (an “Appraiser”).
(iii)     “Initial Base Date” means: May 1, 2018.
(iv)     “Initial Adjustment Dates” means, collectively, each anniversary of the Initial Base Date, through and including the twenty-fourth (24th) anniversary of the Initial Base Date.
(v)    “Initial Base Rent Escalation” means two percent (2.0%).
(vi)    “Option Period Base Date” means, in the event the Non-Renewal Notice is not duly and timely given, as provided in Article 2, the twenty-fifth (25th) anniversary of the Initial Base Date.

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(vii)     “Option Period Adjustment Date” means, collectively, each anniversary of the Option Period Base Date, through and including the ninth (9th) anniversary of the Option Period Base Date.
(b)    The initial Base Rent for the Demised Properties for the Lease Term shall be $1,196,970 per annum ($99,747.50 per month), denominated in Canadian Dollars, as increased as hereinafter provided (“Base Rent”). Tenant shall pay to Landlord Base Rent, in advance, without demand therefor, on or before the first day of each and every calendar month during the Lease Term, and if the Commencement Date is not the first day of a calendar month, Tenant shall pay to Landlord pro-rated Base Rent on the Commencement Date for the partial calendar month in which the Commencement Date occurs less an amount equal to the prorated base rent amount paid under the Original Lease with respect to such partial calendar month.
(c)    Subject to the terms of this Section, (i) on each of the Initial Adjustment Dates, the Base Rent shall increase by the Initial Base Rent Escalation, and such increased Base Rent shall apply for the ensuing one-year period; (ii) on the Option Period Base Date, the Base Rent shall be recalculated to equal the greater of (x) ninety-five percent (95%) of the Fair Market Rental Value of the Demised Properties, and (y) the annual Base Rent that would have been in effect as of the Option Period Base Date if the Base Rent had been increased in accordance with the methodology set forth in Exhibit B attached hereto, and such recalculated Base Rent shall apply for the ensuing one-year period, (iii) on each of the Option Period Adjustment Dates, the Base Rent shall increase in accordance with the methodology set forth in Exhibit B attached hereto and made a part hereof (the “Option Period Base Rent Escalation”), and such increased Base Rent shall apply for the ensuing one-year period. Notwithstanding the foregoing, in no event shall the new Base Rent adjusted by the Option Period Base Rent Escalation be less than the Base Rent for the prior Lease Year.
(d)    In the event the Non-Renewal Notice is not duly and timely given, as provided in Article 2, Landlord shall, no later than three hundred (300) days prior to the commencement of the Option Period, calculate the Base Rent for the first year of the Option Period in accordance with clause (c)(ii) above, with the determination of the Fair Market Rental Value of the Demised Properties calculated in accordance with clause (e) below.
(e)    In the event the Non-Renewal Notice is not duly and timely given, as provided in Article 2, then Landlord and Tenant shall attempt in good faith for a period of ten (10) days to agree upon a single Appraiser; and if Landlord and Tenant are so able to agree, the determination by such single Appraiser of a Fair Market Rental Value for the Demised Properties for purposes of recalculating the Base Rent for the first year of the Option Period in accordance with clause (c)(ii) above for the first year of the Option Period shall be final and binding on the parties. If Landlord and Tenant are unable to agree upon a single Appraiser within the above-stated ten (10) day period, then the following procedures shall apply:
(i)    Within seven (7) days after the conclusion of the ten (10) day period, each party shall submit to the other party an independent third-party Appraiser who must satisfy the qualifications for an Appraiser in this Lease, and neither of whom (1) may be a present or former employee or business associate (or a relative of any such employee or business associate) of either Landlord or Tenant, or (2) shall have any other financial or economic interest in, or relationship with, Landlord or Tenant.
(ii)    The two Appraisers so selected shall promptly proceed to determine the Fair Market Rental Value of the Demised Properties (considering the other terms of this Lease) for

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purposes of recalculating the Base Rent for the first year of the Option Period in accordance with clause (c)(ii) above; and if the two Appraisers so selected are unable to agree on the Fair Market Rental Value but the appraisals are not more than ten percent (10%) apart, computed from the base of the higher appraisal, the two appraisals shall be averaged and the average shall constitute the Fair Market Rental Value of the Demised Properties for purposes of recalculating the Base Rent for the first year of the Option Period. If the appraisals differ by more than ten percent (10%), such two Appraisers shall select a third Appraiser (who must satisfy the qualifications for an Appraiser in this Lease); and if the two Appraisers are unable to agree upon a third Appraiser within fifteen (15) days, then they shall in lieu thereof each select the names of two willing persons qualified to be Appraisers hereunder and from the four persons so named, one name shall be drawn by lot by a representative of Landlord in the presence of a representative of Tenant, and the person whose name is so drawn shall be the third Appraiser. The third Appraiser shall, within fifteen (15) days after having been selected, render his or her opinion of which of the amounts proposed by the original two Appraisers most closely represents the actual Fair Market Rental Value of the Premises for the first year of the Option Period, and the amount so selected by the third Appraiser shall be the Fair Market Rental Value of the Premises for the first year of the Option Period. Landlord and Tenant shall each pay the fees of their respective Appraisers, and the fee of the third Appraiser shall be shared equally between Landlord and Tenant.
Section 3.03    Additional Rent.
(a)    If by applicable Law, any general or special assessment or like charge may be paid in installments without any penalty whatsoever, then such assessment may be paid in such installments, and Tenant shall only be liable for the portion thereof that is allocable or attributable to the Lease Term or any portion thereof. If such assessment or charge may be payable in installments with interest, Tenant may pay such assessment or charge in installments, together with all interest thereon.
(b)    Tenant shall pay all Real Estate Taxes for the Demised Properties directly to the collecting authority prior to the delinquency date thereof. Within thirty (30) days after Tenant has received evidence from any collecting authority that such Real Estate Taxes have been paid, Tenant shall also provide Landlord with a copy of such evidence that such Real Estate Taxes were paid. Nothing in this Lease shall obligate Tenant to pay any estate, inheritance, franchise, income or similar taxes of Landlord nor shall any of same be deemed Real Estate Taxes, unless the same shall be specifically imposed in substitution for, or in lieu of, Real Estate Taxes. If Tenant fails to pay to the collecting authority any Real Estate Taxes when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, paid or incurred by Landlord as a result of such nonpayment or late payment by Tenant. Without limitation of the foregoing, Tenant shall deposit with Landlord, no later than thirty (30) days prior to the end of the Lease Term, an amount sufficient to pay unpaid Real Estate Taxes and other accrued liabilities that will encumber the Demised Properties after the end of the Lease Term, to the extent that Real Estate Taxes and such other liabilities have accrued and will accrue through the end of the Lease Term. Landlord shall segregate all such deposits from its other funds and use such deposits solely to pay such Real Estate Taxes and accrued liabilities as they come due. All collecting authorities shall be instructed to send all invoices for Real Estate Taxes to Tenant. In the event any collecting authority sends the invoices to Landlord instead of Tenant, Landlord shall promptly forward such invoices to Tenant. If Landlord receives any notices of assessment from any Governmental Authority for any of the Demised Properties, Landlord shall promptly forward a copy of such notices of assessment to Tenant.
(c)    Provided that there shall be no Event of Default occurring at the time in question, Tenant shall have the right to undertake an action or proceeding against the applicable collecting authority

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seeking an abatement of Real Estate Taxes or a reduction in the valuation of the Demised Properties and/or contest the applicability of any Real Estate Taxes (including, without limitation, a reduction in the value of any Demised Properties) under any Law now or hereafter applicable to the Demised Properties; provided, however, that Tenant delivers to Landlord prior written notice of any such action or proceeding by Tenant, and that Tenant has paid timely (and continues to pay timely) all Real Estate Taxes as provided in this Lease to the extent required by applicable Law. In any instance where any such permitted action or proceeding is being undertaken by Tenant, (i) Landlord shall cooperate reasonably with Tenant, at no cost or expense to Landlord, execute any and all documents approved by Landlord and reasonably required in connection therewith, and, to the extent required by the collecting authority, agrees to file at Tenant’s request any action or proceeding against the collecting authority in its own name, and (ii) Tenant shall provide Landlord with all information reasonably requested by Landlord with respect to such action or proceeding within ten (10) days after receipt of Landlord’s written request. Tenant shall be entitled to any refund (after the deduction therefrom of all expenses incurred by Landlord in connection therewith) of any Real Estate Taxes (including penalties or interest thereon) received by Tenant or Landlord, whether or not such refund was a result of actions or proceedings instituted by Tenant, to the extent such refund relates to Real Estate Taxes that are the responsibility of Tenant pursuant to this Section 3.03.
(d)    Tenant shall be solely responsible for, and shall pay directly to the applicable service providers, the cost of all utility services provided to the Demised Properties throughout the Lease Term. Notwithstanding the foregoing, upon the occurrence of both of the following events, Tenant shall pay to Landlord the cost of any and all utility services provided to the Demised Properties in lieu of payment directly to the applicable service providers: (i) delivery to Tenant of a written request therefor from Landlord, and (ii) the existence of any Default under this Section 3.03(d) by Tenant, or any Event of Default. Funds paid by Tenant to Landlord pursuant to the immediately preceding sentence shall be used only for the payment of the cost of utility services to the Demised Properties. If Tenant fails to pay the appropriate party (Landlord or the service providers, as provided herein) all such costs when due hereunder, then Tenant shall, without limiting any other remedies available to Landlord, reimburse Landlord for any and all penalties or interest, or portion thereof, paid or incurred by Landlord as a result of such nonpayment or late payment by Tenant.
(e)    Without limiting any of Tenant’s other obligations set forth in this Article, Tenant shall pay to Landlord, with each payment due to Landlord hereunder (and as a part of Rent due hereunder), all sales and excise tax on rental income and all other similar taxes imposed with respect to rental or other payments under this Lease relating to the Demised Properties in the nature of a sales tax, franchise taxes (subject to Section 3.03(e)(ii)), gross receipts tax imposed in lieu of sales tax, occupancy tax, commercial rents tax or the like, whether imposed by a federal, provincial or local taxing authority (including, without limitation, goods and services tax and harmonized sales tax payable pursuant to the Excise Tax Act (Canada)). To the extent permitted by applicable Law, Tenant may pay any such tax directly to the taxing authority, provided Tenant, within ten (10) days after any such payment, delivers to Landlord written evidence reasonably satisfactory to Landlord that such payment has been made. For the avoidance of doubt, Tenant shall not be responsible for (i) any income taxes imposed on Landlord, (ii) any franchise taxes of Landlord measured by net income or net worth or relating to properties owned by Landlord and not applicable to this Lease, or (iii) any transfer taxes imposed with respect to the sale, exchange or other disposition by Landlord, in whole or in part, of the Demised Properties or Landlord’s interest in this Lease.

ARTICLE 4	USE
Section 4.01    Tenant shall use the Demised Properties for, and shall not suffer or permit any Person (including any subtenant) to use any of the Demised Properties other than for any Permitted Uses,

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and the Demised Properties shall be used for no other purpose without the prior written consent of Landlord, which approval may be granted or withheld in the reasonable discretion of Landlord.
Section 4.02    Notwithstanding any other provision of this Article, Tenant shall not use, or suffer or permit any Person (including any subtenant) to use, the Demised Properties or any portion thereof for any purpose in violation of any applicable Law, or in violation of any registered covenants or restrictions. From the Commencement Date and thereafter throughout the Lease Term, Tenant shall conduct its business in a commercially reasonable and reputable manner with respect to each of the Demised Properties and in compliance with the terms and provisions of this Lease. Tenant covenants not to Abandon any Demised Property, except in accordance with the terms hereof. Tenant shall be permitted to Abandon any Demised Property (i) if such Demised Property is being Abandoned as a result of the merger or consolidation of any such Demised Property with another property owned, leased or utilized by Tenant or any Affiliate thereof, or (ii) for any reason other than the reason set forth in clause (i), in either case, so long as the total number of such Abandoned Demised Properties, together with all other Replaced Properties, shall not exceed the Replacement Cap; and provided that, in either case, (a) Tenant provides Landlord with thirty (30) days prior written notice of its intent to Abandon any Demised Property and (b) Tenant shall replace any such Abandoned Demised Property with a Replacement Property, in accordance with Article 31, no later than the earlier of (y) twelve (12) months after any such Demised Property is first Abandoned and (z) the date on which the existing use of such Demised Property (as of the date such property became Demised Property under the Original Lease or, if not thereunder, hereunder) would no longer be permitted by Law (including pursuant to the terms of any special use permit) by virtue of the discontinuance of such use at such Demised Property. Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to cease operations at no more than twenty five percent (25%) of the total number of Demised Properties for no more than thirty six (36) consecutive months for each such Demised Property, and such temporary cessation shall not be deemed an Abandonment of any such Demised Property; provided, (x) Tenant notifies Landlord of such temporary cessation, (y) Tenant, during such period, continues to maintain any such Demised Property and all Building Equipment located thereon in good working order and condition, as if such Building Equipment and Demised Property were regularly utilized and (z) such cessation would not result in the existing use of such Demised Property (as of the date such property became Demised Property under the Original Lease or, if not thereunder, hereunder) no longer being permitted by Law (including pursuant to the terms of any special use permit). The character of the occupancy of the Demised Properties is an additional consideration and a material inducement for the granting of this Lease by Landlord to Tenant.
Section 4.03    Notwithstanding anything to the contrary contained herein, Tenant shall be permitted to move any of the Original Movable Building Equipment, or any other movable Building Equipment located on any of the Demised Properties from and after the date hereof, off of the applicable Demised Property where it currently or, in the future, resides to any other facility owned, leased or utilized by Tenant or an Affiliate thereof (each such move shall be referred to herein as an “Equipment Relocation”); provided, (i) such Equipment Relocation is done in the ordinary course of Tenant’s business, and (ii) Tenant shall ensure that substantially the same number and general type of Original Movable Building Equipment is located at each Demised Property at the expiration (or sooner termination) of the Lease Term and is operational in substantially the same manner and at substantially the same capacity as was present on each Demised Property as of the date hereof, as evidenced by the list of Original Movable Building Equipment set forth on Schedule 2 (the result being that the Building Equipment located on the Demised Properties at the expiration (or sooner termination) of the Lease Term shall reflect substantially the same number and general type of Building Equipment as would otherwise be present thereon if the Original Movable Building Equipment had never been subject to an Equipment Relocation).
Section 4.04    Intentionally omitted.

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Section 4.05    Promptly following the Commencement Date, Tenant covenants to proceed in good faith and diligently take such reasonable actions and efforts to comply with the requirements of the City of Ottawa's Emergency and Protective Service Department (Parking Enforcement Unit) (the "EPS Department") relating to the registration of a fire lane in accordance with the agreement described on Schedule 4.05 attached hereto. Upon the satisfaction of the EPS Department's fire lane requirements in accordance with the agreement described on Schedule 4.05 attached hereto, Tenant shall provide evidence reasonably satisfactory to Landlord that compliance with the EPS Department’s fire lane requirements has been achieved.
Section 4.06    Without limitation, no provision of this Article 4 shall limit any of the covenants of Tenant contained in Article 22.

ARTICLE 5	ACCEPTANCE OF DEMISED PROPERTIES
Tenant hereby represents, warrants and covenants to Landlord that Tenant has the right and lawful authority to enter into this Lease and perform Tenant’s obligations hereunder. Tenant is already in occupancy of the Demised Properties, and Tenant hereby acknowledges that it has (a) had access to the Demised Properties prior to execution of this Lease, (b) had the opportunity to perform all tests, studies, inspections and investigations (including any investigations regarding zoning and use issues regarding all Demised Properties), and (c) evaluated the Demised Properties as to the Demised Properties’ suitability for Tenant’s intended operations thereon. Tenant hereby accepts each Demised Property in its AS IS condition existing on the date Tenant executes this Lease. Tenant waives to the fullest extent allowed by Law any rights to notice by Landlord regarding the condition of the Demised Properties, whether at law or in equity, and hereby waives any rights and remedies thereunder based in any alleged or actual failure of Landlord to provide any such notices. Tenant acknowledges that (i) neither Landlord nor any of its Affiliates has made any representation or warranty as to the suitability of any Demised Property for the conduct of the Tenant’s business, and (ii) Tenant is entering into this Lease solely on the basis of its own investigations and familiarity with, and continued occupancy of, the Demised Properties and not on the basis of any representation, warranty, covenant, agreement, undertaking, promise, statement, arrangement or understanding by, on behalf of, or with, Landlord or any of its Affiliates, except as expressly set forth in this Lease.

ARTICLE 6	ALTERATIONS
(a)    Tenant shall have the right, without having obtained the prior written consent of Landlord, to make any Alterations; provided, that (x) if any Alterations at any single Demised Property are structural in nature, (y) if a single, non-structural Alteration, at any Demised Property, which Alteration involves the installation, removal, repair or replacement of any Building Equipment (each such Alteration, a “Building Equipment Alteration”), costs in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or (z) if a single, non-structural Alteration, at any Demised Property, which Alteration is not a Building Equipment Alteration, costs in excess of Three Hundred Thousand and 00/100 Dollars ($300,000.00) (clause (x), (y) and (z), each, a “Major Alteration”), then such Major Alteration shall require the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.
(b)    Any and all Alterations shall be conducted and completed in a commercially reasonable time period, in a good and workmanlike manner, and in compliance with all applicable Law, permits, and requirements of all Governmental Authorities having jurisdiction over the relevant Demised Properties and in compliance with the requirements of all insurance policies required to be maintained by Tenant hereunder. No Alteration shall be permitted if such Alteration lessens the market value or usefulness

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of the Demised Properties. Landlord shall have the right to require Tenant to remove, no later than the expiration date of this Lease (or any early termination thereof) any Alterations (subject to Tenant’s right to give a Post-Occupancy Removal Notice to Landlord in accordance with the provisions of Section 21.03) except for those Alterations required by Law or for which Landlord has agreed in writing that removal will not be required; provided, Landlord notifies Tenant, at least six (6) months prior to the expiration of this Lease or thirty (30) days prior to the early termination thereof, as applicable, of such removal requirement. Upon completion of any Major Alteration, Tenant shall furnish to Landlord, for informational purposes only, (i) a complete set (in electronic form, with the right of Landlord to request up to three sets of the plans in “hard copy”) of any “as-built” plans for such Major Alteration and (ii) certificates of final approval (or as applicable, evidence of permit closures or inspection reports) of such Major Alteration required by any Governmental Authority.
(c)    The interest of Landlord in the Demised Properties shall not be subject in any way to any Liens for improvements to or other work performed to the Demised Properties by or on behalf of Tenant. Tenant shall have no power or authority to create any Lien or permit any Lien to attach to the present estate, reversion, or other interest of Landlord in the Demised Properties. All mechanics, materialmen, contractors, laborers, artisans, suppliers, and other parties contracting with Tenant, its representatives or contractors with respect to the Demised Properties are hereby given notice that they must look solely to Tenant to secure payment for any labor, services or materials furnished or to be furnished to Tenant, or to anyone holding any of the Demised Properties through or under Tenant during the Lease Term. Such parties, and Landlord and Tenant agree that any work carried on at the Demised Properties shall not be done and shall not be deemed to have been done at the request of Landlord. If any contractor or party entitled to lien rights gives notice to Landlord pursuant to Section 19 of the Construction Lien Act (Ontario), Landlord shall have the right to refuse to assume responsibility. Tenant, at its expense, shall discharge any Lien or charge filed against the Demised Properties or the Land in connection with any Alterations within twenty (20) days after Tenant’s receipt of notice thereof by (i) payment, (ii) filing the bond required by law or (iii) otherwise in accordance with all applicable Laws (and Landlord may perform same at Tenant’s sole cost and expense if Tenant fails to do so within such twenty (20) day period). Tenant shall provide evidence reasonably satisfactory to Landlord that such Lien has been removed or bonded within such twenty (20) day period.

ARTICLE 7	REPAIRS AND MAINTENANCE
Section 7.01    Except as otherwise provided in this Article, Tenant, at its sole cost and expense, shall maintain each of the Demised Properties and each part thereof, structural and non-structural, in good order, condition and repair, including all areas outside of any buildings (including all sidewalks, driveways, landscaping, trash enclosures, and trash compacting and loading areas on the Demised Properties), and including any roof on any buildings, in a neat and clean condition, and shall take such reasonable actions necessary for the preservation and safety thereof. Landlord shall have no duty whatsoever to maintain, replace, upgrade, or repair any portion of the Demised Properties, including any structural items, roof or roofing materials. In connection with Tenant’s obligations under this Section 7.01, Landlord hereby assigns to Tenant (to the extent assignable), without recourse or warranty whatsoever, all assignable warranties, guaranties, indemnities and similar rights (collectively, “Warranties”) which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Demised Premises.  Landlord shall use commercially reasonable efforts to assist Tenant in the enforcement of the Warranties and any other warranties, guaranties, indemnities and similar rights which Landlord may have against any manufacturer, seller, engineer, contractor or builder in respect of any of the Demised Premises, in each case, in accordance with their respective terms. Such assignment shall remain in effect until the expiration or earlier termination of this Lease, whereupon such assignment shall cease and all of the Warranties shall automatically revert to Landlord.  In confirmation of such reversion Tenant shall execute and deliver promptly

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any certificate or other document reasonably required by Landlord.  Landlord shall also retain the right to enforce any Warranties upon the occurrence of an Event of Default.
Section 7.02    Promptly following the Commencement Date, Tenant covenants to take such reasonable actions and efforts to complete, at Tenant’s sole cost and expense, during the first (1st) year of the Lease Term, the recommended repairs listed on Schedule 7.02 attached hereto and made a part hereof.

ARTICLE 8	COMPLIANCE WITH LAW
Tenant shall, throughout the Lease Term, at its sole cost and expense, comply with, and cause any subtenants or other occupants at the Demised Properties to comply with, (a) applicable Law, (b) insurance requirements required by this Lease and (c) all of the covenants, conditions and agreements contained in any Easement Agreement. Tenant will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement without, in each case, the prior written consent of Landlord. Landlord will not alter, modify, amend or terminate any Easement Agreement, give any consent or approval thereunder, or enter into any new Easement Agreement the effect of which will be to interfere with Tenant’s use of, or access to, any of the Demised Properties, in any way materially affect Tenant’s ability to operate its business, in any way materially increase Tenant’s obligations hereunder, or in any way materially reduce Tenant’s rights hereunder, without first obtaining Tenant’s prior written consent thereto.

ARTICLE 9	DISCLAIMER AND INDEMNITIES
Section 9.01    To the extent not prohibited by applicable Law, none of the Landlord Parties shall be liable for, under any circumstances, and Tenant hereby releases all Landlord Parties from, any loss, injury, death or damage to person or property (including any business or any loss of income or profit therefrom) of Tenant, Tenant’s members, officers, directors, shareholders, agents, employees, contractors, customers, invitees, or any other Person in or about the Demised Properties, whether the same are caused by (a) fire, explosion, falling plaster, steam, dampness, electricity, gas, water, rain; (b) breakage, leakage or other defects of Tenant Equipment, Building Equipment, sprinklers, wires, appliances, plumbing fixtures, water or gas pipes, roof, air conditioning, lighting fixtures, street improvements, or subsurface improvements; (c) theft, acts of God, acts of the public enemy, riot, strike, insurrection, civil unrest, war, court order, requisition or order of governmental body or authority; (d) any act or omission of any other occupant of the Demised Properties; (e) operations in construction of any private, public or quasi-public work; (f) Landlord’s reentering and taking possession of the Demised Properties in accordance with the provisions of this Lease or removing and storing the property of Tenant as herein provided; or (g) any other cause, including damage or injury that arises from the condition of the Demised Properties, from occupants of adjacent property, from the public, or from any other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same are inaccessible to Tenant, or that may arise through repair, alteration or maintenance of any part of the Demised Properties or failure to make any such repair, from any condition or defect in, on or about the Demised Properties including any Environmental Conditions or the presence of any mold or any other Hazardous Materials, or from any other condition or cause whatsoever; provided, however, that the foregoing release set forth in this Section 9.01 shall not be applicable to any claim against a Landlord Party to the extent, and only to the extent, that such claim is directly attributable to the gross negligence or willful misconduct of such Landlord Party. Without limiting the foregoing, Tenant hereby waives, to the extent permitted by applicable Law, any right to any consequential, special, indirect or punitive damages against any Landlord Parties arising out of any claim in connection with or related to this Lease or the Demised Properties.

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Section 9.02    In addition to any and all other obligations of Tenant under this Lease (including under any indemnity or similar provision set forth herein), to the extent permitted by applicable Law, Tenant hereby agrees to fully and forever indemnify, protect, defend and hold all Landlord Parties free and harmless of, from and against any Losses: (a) arising out of or in any way related to or resulting directly or indirectly from: (i) the use, occupancy, or activities of Tenant, its subtenants, agents, employees, contractors, or invitees in or about any of the Demised Properties; (ii) any failure on the part of Tenant to comply with any applicable Law, including any Environmental Laws; (iii) the existence of any Default or Event of Default under this Lease (iv) any undertaking by Tenant under Section 3.03(c); and (v) any other breach of Tenant’s obligations under this Lease and (b) whether heretofore now existing or hereafter arising out of or in any way related to or resulting directly or indirectly from the presence or Release at, on, under, to or from the Demised Properties of Hazardous Materials not attributable to any Landlord Party.
Section 9.03    The provisions of this Article 9 shall survive the expiration or sooner termination of this Lease. Tenant hereby waives, to the extent permitted by Law, the provisions of any applicable Law restricting the release of claims, or extent of release of claims, that Tenant does not know or suspect to exist at the time of release, that, if known, would have materially affected Tenant’s decision to agree to the release contained in this Article 9. In this regard, Tenant hereby agrees, represents, and warrants to Landlord that Tenant realizes and acknowledges that factual matters now unknown to Tenant may hereafter give rise to Losses that are presently unknown, unanticipated and unsuspected, and Tenant further agrees, represents and warrants that the release provided hereunder has been negotiated and agreed upon in light of that realization, and Tenant nevertheless hereby intends to release, discharge and acquit the parties set forth herein above from any such unknown Losses that are in any manner set forth in or related to this Lease, the Demised Properties and all dealings in connection therewith.

ARTICLE 10	INSURANCE
Section 10.01    As of the Commencement Date and throughout the Lease Term, Tenant shall, at its sole expense, obtain, pay for and maintain (or cause to be obtained, paid for and maintained), with financially sound and reputable insurers (as further described in Section 10.03), (a) comprehensive “all risk” insurance covering loss or damage to each Demised Property (including Improvements now existing or hereafter erected thereon) caused by fire, lightning, hail, windstorm, hurricane, explosion, vandalism, malicious mischief, leakage of sprinkler systems, and such other losses, hazards, casualties, liabilities and contingencies as are normally and usually covered by “all risk” or “special” property policies in effect where such Demised Property is located, endorsed to include building ordinance or law coverage sufficient to provide coverage for costs to comply with building and zoning codes and ordinances including demolition costs and increased cost of construction, (b) business income and interruption insurance to include loss of business at limits sufficient to cover 100% of the annual revenues at the Demised Properties minus any non-fixed expenses payable by Tenant to Landlord with a period of indemnity not less than twelve (12) months from time of loss (such amount being adjusted annually) and an extended period of indemnity of one hundred eighty (180) days, and (c) flood insurance for all Demised Properties in amounts acceptable to Landlord and Landlord’s Mortgagee. The policy(ies) referred to in clauses (a) and (c) above shall be in an amount equal to one hundred percent (100%) of the full replacement cost of the Improvements and the Building Equipment at each Demised Property (without any deduction for depreciation), and the policy(ies) referred to in clauses (a) and (c) above shall contain a replacement cost endorsement and an agreed amount or waiver of co-insurance provisions endorsement. The deductible under the policies referred to in clauses (a) and (c) above shall not exceed $500,000; provided, however, that if, in the future, Tenant can demonstrate that the marketplace for such insurance typically provides for a deductible of $1,000,000 for companies of Tenant’s size, then, provided the same is permitted by Landlord’s Mortgagee, the deductible may be increased to $1,000,000 following written notice to Landlord. If any Demised Property is located in an area prone to

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geological phenomena, including sinkholes, mine subsidence or earthquakes with a probable maximum loss (PML) greater than 15%, the insurance policies referred to in clause (a) and (c) above shall cover such risks and in such amounts, form and substance as are commercially reasonable and available.
Section 10.02    As of the Commencement Date and throughout the Lease Term, Tenant shall maintain, with financially sound and reputable insurers (as further described in Section 10.03), public liability and other types of insurance with respect to its business and each Demised Property (including all Improvements now existing or hereafter erected thereon) against all losses, hazards, casualties, liabilities and contingencies as customarily carried or maintained by persons of established reputation engaged in similar businesses. Without limiting the foregoing, Tenant shall maintain or cause to be maintained policies of insurance with respect to each Demised Property in the following amounts and covering the following risks:
(a)    Broad form boiler and machinery or breakdown insurance in an amount equal to the full replacement cost of the Improvements at each Demised Property (without any deduction for depreciation) in which the boiler or similar vessel is located, and including coverage against loss or damage from (i) leakage of sprinkler systems and (ii) damage, breakdown or explosion of steam boilers, electrical machinery and equipment, air conditioning, refrigeration, pressure vessels or similar apparatus and mechanical objects now or hereafter installed at the applicable Demised Property, and (iii) business interruption.
(b)    During any period of construction, reconstruction, renovation or alteration at any Demised Property, a complete value, “All Risks” Builders Risk form or “Course of Construction” insurance policy in non-reporting form and in an amount reasonably satisfactory to Landlord.
(c)    Commercial General Liability insurance covering claims for personal injury, bodily injury, death or property damage occurring upon, in or about each Demised Property on an occurrence form and in an amount not less than $1,000,000 per occurrence and $2,000,000 in the aggregate, which shall provide coverage for premises and operations, products and completed operations and contractual liability, with a deductible in an amount not to exceed $1,000,000, and an umbrella liability policy in the amount of $25,000,000. Liquor Liability insurance, in amounts and subject to terms reasonably approved by Landlord, shall also be maintained by Tenant, if alcohol is sold or served at any Demised Property.
(d)    Worker’s compensation with statutory limits and employer’s liability insurance in an amount of $1,000,000 per accident, per employee and in the aggregate.
(e)    Such other insurance (including increased amounts of insurance) and endorsements, if any, with respect to the Demised Properties and the operation thereof as Landlord or Landlord’s Mortgagee may reasonably require from time to time and as customarily carried or maintained by persons of established reputation engaged in similar businesses.
Section 10.03    Each carrier providing any insurance, or portion thereof, required by this Article shall have the legal right to conduct its business in the jurisdiction in which the applicable Demised Property is located, and shall have a claims paying ability rating by S&P of not less than “A-” and an A.M. Best Company, Inc. rating of not less than A and financial size category of not less than IX. Tenant shall cause all insurance that it is required to maintain hereunder to contain a mortgagee clause and loss payee clause in favor of Landlord’s Mortgagee in accordance with this Section to be payable to Landlord’s Mortgagee as a mortgagee and not as a co-insured, as its interest may appear.

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Section 10.04    All insurance policies required to be maintained by Tenant hereunder and renewals thereof (a) shall provide for a term of not less than one year, and (b) if the same are insurance policies covering any property (i) shall include a standard non-contributory mortgagee endorsement or its equivalent in favor of, and in form acceptable to, Landlord’s Mortgagee, (ii) shall contain an agreed value clause updated annually (if the amount of coverage under such policy is based upon the replacement cost of the applicable Demised Property) and (iii) shall designate Landlord as loss payee and if there is a Landlord’s Mortgage, Landlord’s Mortgagee as “mortgagee and loss payee.” In addition, all property insurance policies (except for flood and earthquake limits) must automatically reinstate after each loss, and the commercial general liability and excess/umbrella liability policies shall include Landlord and Landlord’s Mortgagee as additional insureds, to the extent of occurrences that arise from Tenant’s operation at the Demised Properties, as their interests may appear.
Section 10.05    Any insurance provided for in this Article may be effected by a blanket policy or policies of insurance; provided, that the amount of the total insurance available with respect to the Demised Properties shall provide coverage and indemnity at least equivalent to separate policies in the amounts herein required, and provided further that in other respects, any such policy or policies shall comply with the provisions of this Article. Any increased coverage provided by individual or blanket policies shall be satisfactory; provided, the aggregate liability limits covering the Demised Properties under such policies shall otherwise comply with the provisions of this Article.
Section 10.06    Every insurance policy carried by either Landlord or Tenant with respect to the Demised Properties shall include provisions waiving the insurer’s subrogation rights against the other party, prior to the occurrence of damage or loss. Subject to the above, each party hereby waives, to the fullest extent permitted by Law, any rights of recovery against the other party for any direct damage or consequential loss covered by said policies (or by policies required to be carried hereunder by such party) whether or not such damage or loss shall have been caused by any acts or omissions of the other party.
Section 10.07    The policies of insurance required to be maintained by Tenant under this Article 10 shall (a) name Tenant as the insured and Landlord and Landlord’s Mortgagees as additional insureds, as their interests may appear, and (b) include primary coverage in favor of all additional insureds (and with provisions that any other insurance carried by any additional insured or Landlord shall be non-contributing and that naming Landlord and the additional parties listed above in this Section as additional insureds shall not negate any right Landlord or such parties would have had as claimants under the policy if not so designated). The business interruption insurance required pursuant to Section 10.01 shall name Landlord and Landlord’s Mortgagees as loss payees. All insurance policies required under this Article 10 shall also provide that the beneficial interest of Landlord in such policies shall be fully transferable. In the event Tenant fails to procure or maintain any policy of insurance required under this Article 10, or if the insurance company or coverages provided fail to meet the requirements contained in this Article 10, Landlord may, at its option, purchase such insurance and charge Tenant all costs and expenses incurred in procuring and maintaining such insurance.
Section 10.08    Tenant shall provide to Landlord, beginning on the Commencement Date and continuing annually thereafter, certificates from all applicable insurance carriers evidencing coverage and, at Landlord’s request, the payment of premiums or accompanied by other evidence of such payment (e.g. receipts, canceled checks). Each insurance policy required to be carried by Tenant hereunder shall include a provision requiring the insurer to provide Landlord with not less than thirty (30) days’ prior written notice of cancellation. Upon the occurrence of both of the following events, Tenant shall pay insurance premiums to Landlord no later than thirty (30) days prior to the date such premiums are due in lieu of payment directly to the applicable the insurance carriers: (i) delivery to Tenant of a written request therefor from Landlord,

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and (ii) the occurrence and continuance of any Default under this Section 10.08 by Tenant, or any occurrence and the continuance of any Event of Default under any provision in this Lease. Any insurance premiums timely paid by Tenant to Landlord pursuant to this Section shall be applied towards payment of the insurance premium next coming due when such premiums are due and payable.

ARTICLE 11	DAMAGE OR DESTRUCTION
Section 11.01    If at any time during the Lease Term, any of the Demised Properties or any part thereof shall be damaged or destroyed by fire or other casualty of any kind or nature, Tenant shall promptly apply for all permits required by applicable Law, but in any event not later than sixty (60) days after the first date of such damage or destruction, and, upon issuance of such permits, thereafter diligently proceed to repair, replace or rebuild such Demised Property as nearly as possible to its condition and character immediately prior to such damage, with such variations and Alterations requested by Landlord as may be permitted under (and subject to the provisions of) Article 6 (the “Restoration Work”).
Section 11.02    All property and casualty insurance proceeds payable to Landlord or Tenant (except (a) insurance proceeds payable to Tenant on account of the Tenant Equipment or Tenant’s inventory; and (b) insurance proceeds payable from property or comprehensive general public liability insurance) at any time as a result of casualty to the Demised Properties shall be paid jointly to Landlord and Tenant for purposes of payment for the cost of the Restoration Work, except as may be otherwise expressly set forth herein; provided, however, that any such proceeds received by Landlord or Landlord and Tenant jointly, resulting from business interruption insurance maintained by Tenant in accordance with clause (a) of Section 10.02, shall be promptly delivered to Tenant upon Landlord’s or Landlord’s and Tenant’s joint receipt thereof. Landlord and Tenant shall cooperate in order to obtain the largest possible insurance award lawfully obtainable and shall execute any and all consents and other instruments and take all other actions necessary or desirable in order to effectuate same and to cause such proceeds to be paid as hereinbefore provided. The proceeds of any such insurance in the case of loss shall, to the extent necessary, be used first for the Restoration Work (including if completed by Landlord or a third party after any substitution of the applicable Demised Property pursuant to Article 31), to be disbursed in accordance with Section 11.04 to the extent the Net Award is in excess of the Threshold Amount. If insurance proceeds as a result of a casualty to the relevant Demised Property are insufficient to complete the Restoration Work necessary by reason of such casualty, then Tenant shall be responsible for the payment of such amounts necessary to complete such Restoration Work.
Section 11.03    Subject to the terms hereof, this Lease shall not be affected in any manner by reason of the total or partial destruction to any Demised Property or any part thereof, and Tenant, notwithstanding any applicable Law, present or future, waives, to the fullest extent permitted by Law, all rights to quit or surrender any Demised Property or any portion thereof because of the total or partial destruction of any Demised Property (prior to the expiration of this Lease). Without limiting the foregoing, no Rent shall abate as a result of any casualty.
Section 11.04    If any Net Award is in excess of the Threshold Amount, Landlord (or Landlord’s Mortgagee if required by any Landlord’s Mortgage) shall hold the Net Award in a fund (the “Restoration Fund”) and disburse amounts from the Restoration Fund in accordance with the following conditions:
(a)    prior to commencement of restoration, (i) the architects, contracts, contractors, plans and specifications and a budget for the restoration shall have been reasonably approved by Landlord, (ii) Landlord and Landlord’s Mortgagee shall be provided with mechanics’ lien insurance (if available) and acceptable performance and payment bonds which insure satisfactory completion of and payment for the restoration, are in an amount and form and have a surety acceptable to Landlord, and name Landlord and

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Landlord’s Mortgagee as additional dual obligees, and (iii) appropriate waivers of mechanics’ and materialmen’s liens shall have been filed;
(b)    at the time of any disbursement, no mechanics’ or materialmen’s liens shall have been filed against any of the Demised Properties and remain undischarged;
(c)    disbursements shall be made from time to time in an amount not exceeding the cost of the Restoration Work completed since the last disbursement, upon receipt of (i) satisfactory evidence, including architects’ certificates, of (x) the stage of completion, (y) the estimated total cost of completion and (z) performance of the Restoration Work to date in a good and workmanlike manner in accordance with the contracts, plans and specifications, (ii) waivers of Liens for any work for which disbursements were previously made, and waiver of Liens for payments made in connection with the requested disbursement, subject only to receipt of payment therefor, (iii) contractors’ and subcontractors’ sworn statements as to completed Work and the cost thereof for which payment is requested and (iv) other evidence of cost and payment so that Landlord and Landlord’s Mortgagee can verify that the amounts disbursed from time to time are represented by Work that is completed, in place and free and clear of mechanics’ and materialmen’s lien claims;
(d)    each request for disbursement shall be accompanied by a certificate of Tenant, signed by the president or a vice president of Tenant, describing the Restoration Work for which payment is requested, stating the cost incurred in connection therewith, stating that Tenant has not previously received payment for such Restoration Work and, upon completion of the Restoration Work, stating that the Restoration Work has been fully completed and complies with the applicable requirements of this Lease;
(e)    Landlord may retain ten percent (10%) of the Restoration Fund until the Restoration Work is fully completed;
(f)    If the Restoration Fund is held by Landlord, the Restoration Fund shall not be commingled with Landlord’s other funds; and
(g)    such other reasonable conditions as Landlord or Landlord’s Mortgagee may impose for purposes of confirming completion of the Restoration Work and the cost thereof.
Prior to commencement of restoration and at any time during restoration, if the estimated cost of completing the Restoration Work free and clear of all Liens, as reasonably determined by Landlord, exceeds the amount of the Net Award available for such restoration (the difference between the estimated cost and the Net Award, the “Shortfall Amount”), then Tenant shall be required to directly pay for all Restoration Work costs up to the Shortfall Amount, prior to utilizing (or Landlord disbursing) any portion of the Net Award to pay for such Restoration Work. Should any balance of the Net Award remain after the completion of the Restoration Work, such balance shall be paid to Landlord.

ARTICLE 12	EXPROPRIATION
Section 12.01    Landlord and Tenant hereby agree that in no event shall any taking of any Demised Property for any public or quasi-public use under any statute or by right of expropriation, or by purchase in lieu thereof, or the taking, expropriation, reconfiguration or vacation of any adjacent property or street that requires the use, reconstruction or remodeling of any material part of any Demised Property, in any way relieve Tenant of any obligations under this Lease (as to the applicable Demised Property or otherwise), except as explicitly provided in this Article.

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Section 12.02    If any portion of any Demised Property, or existing access to or from any Demised Property, is taken for any public or quasi‑public use under any statute or by right of expropriation, or by purchase in lieu thereof, or by agreement between Landlord and those authorized to exercise such rights, or if any adjacent property or street is so taken or condemned or reconfigured or vacated by any competent authority in such manner as to require the use, reconstruction or remodeling of any material part of any Demised Property, and as a result thereof, (a) the value of such Demised Property is reduced by twenty percent (20%) or more or (b) Tenant is prevented, or would be prevented after reasonable repair and reconstruction by Tenant, use of such Demised Property for the Permitted Uses in a manner similar to the use prior to such taking or use of the required parking and access; then, Tenant shall have the right, upon notice to be given to Landlord no later than forty-five (45) days after the date Tenant received notice of such taking, to terminate this Lease as to such Demised Property (but not any other Demised Property) as of the date that title to the applicable Demised Property, or portion thereof, actually transfers to the applicable authority.
Section 12.03    Tenant agrees that Landlord has the right in its sole discretion, and at Tenant’s sole cost and expense, to oppose any proposed taking regarding any Demised Property. The parties hereto agree to cooperate in applying for and in prosecuting any claim for any taking regarding any Demised Property and further agree that the aggregate net award or indemnity shall be distributed as follows:
(a)    Landlord shall be entitled to the entire award or indemnity for the condemned Demised Property; and
(b)    Tenant shall be entitled to any award that may be made for the taking of Tenant’s inventory and personal property, or costs related to the removal and relocation of Tenant’s inventory and personal property; provided, that none of the foregoing reduces Landlord’s award or indemnity.
Section 12.04    Except in the case of a termination of this Lease with respect to a Demised Property as described in Section 12.02, in the case of an expropriation of any portion of any Demised Property, Tenant at its own expense shall proceed with diligence (subject to reasonable time periods for purposes of adjustment of any award or indemnity and unavoidable delays) to repair or reconstruct (or cause to be repaired and reconstructed) the affected Improvements to a complete architectural unit and in a condition as nearly as possible to the value and condition immediately prior to such taking, and all such Restoration Work shall be performed in accordance with the standards and requirements for Alterations set forth in Article 6 and, to the extent the cost to repair or reconstruct the affected Improvements exceeds the Threshold Amount, the amount in excess of the Threshold Amount shall be held in the Restoration Fund in accordance with the provisions of Section 11.04.
Section 12.05    In case of an expropriation of all or any portion of any Demised Property, and to the extent Tenant terminates this Lease with respect to the applicable Demised Property, pursuant to Section 12.02, the Base Rent payable hereunder shall be reduced by the Adjustment Amount as set forth on Exhibit A-1 for such Demised Property.
Section 12.06    Notwithstanding any other provision of this Article 12, any compensation for a temporary taking shall be payable to Tenant without participation by Landlord, and there shall be no abatement of Rent as a result of any temporary expropriation affecting any of the Demised Properties.
Section 12.07    If Landlord or Tenant shall receive any notice of any proposed or pending expropriation or taking proceeding affecting any of the Demised Properties, the party receiving such notice shall promptly furnish a copy thereof to the other party.

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ARTICLE 13	FINANCIAL AND REPORTING COVENANTS
Section 13.01    Books and Records. Tenant shall keep accurate books and records of account of all of the Demised Properties sufficient to permit the preparation of financial statements in accordance with GAAP. Landlord and its duly authorized representatives shall have the right to examine, copy and audit Tenant’s records and books of account at all reasonable times during regular business hours. Tenant shall provide, or cause to be provided, to Landlord, in addition to any other financial statements required under this Lease, the following financial statements and information, all of which must be prepared in a form reasonably acceptable to Landlord:
(a)    Promptly, and in any event within the greater of (i) one hundred thirty (130) days, after the end of each calendar year, or (ii) to the extent the same are required to be filed with the SEC, five (5) business days after annual audited financial statements are filed with the SEC (as hereinafter defined), (y) audited statements of the financial position of Tenant, or, if Tenant does not prepare audited statements, of Guarantor, as of the end of each such calendar year, including a balance sheet and statement of profits and losses, expenses and retained earnings, changes in financial position and cash flows for such calendar year (but only to the extent such financial statements or reports are not contained in any required filings with the SEC), which statements shall be duly certified by an officer of Tenant or Guarantor, as applicable, to fairly represent the financial condition of Tenant or Guarantor, as applicable, as of the date thereof, prepared by Tenant or Guarantor, as applicable, in accordance with GAAP, and accompanied by a statement of a nationally recognized accounting firm acceptable to Landlord in its sole discretion that such financial statements present fairly, in all material respects, the financial condition of Tenant or Guarantor, as applicable, as of the end of the calendar year being reported on and that the results of the operations and cash flows for such year were prepared, and are being reported on, in conformity with GAAP, and (z) unaudited EBITDA for such calendar year along with an unaudited report of the revenues derived from the operations of each individual Demised Property for such calendar year; and
(b)    Tenant shall also furnish to Landlord (i) within forty-five (45) days after the end of each of the three remaining quarters, unaudited financial statements, certified by an officer of Tenant or Guarantor, as applicable, to fairly represent the financial condition of Tenant or Guarantor, as applicable, as of the date thereof, prepared in accordance with GAAP, but only to the extent any such financial statement or reports are not contained in any required filings with the Securities and Exchange Commission (“SEC”), and all filings, if any, of Form 10-K, Form 10-Q and other required filings with the SEC pursuant to the provisions of the Securities Exchange Act of 1934, as amended, or any other Law and (ii) within ten (10) days following receipt of Landlord’s reasonable request any other property level information regarding one or more of the Demised Properties that Tenant or Guarantor is required to prepare and provide in connection with any credit facility for Tenant, Guarantor or any of their Affiliates, or to any public shareholder or to the SEC, but only to the extent such information is not contained in any public filing filed therewith.
Section 13.02    Litigation. Tenant shall deliver prompt written notice to Landlord of any litigation or governmental proceedings pending or threatened against Tenant that might materially adversely affect the condition of Tenant or Guarantor or the business or operations at any Demised Property.

ARTICLE 14	INTENTIONALLY OMITTED

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ARTICLE 15	EVENTS OF DEFAULT
Section 15.01    Events Of Default. Subject to the terms of this Article, the occurrence of any of the following shall constitute an event of default by Tenant under this Lease (“Event of Default”):
(a)    Nonpayment of Base Rent. Failure to pay any installment of Base Rent on or before the date when due; provided, that Tenant shall have a five (5) Business Day grace period for payment of one installment of Base Rent twice in any twelve (12) month period during the Lease Term.
(b)    Nonpayment of Additional Rent. Failure to pay any amount of Additional Rent on or before the date when due and such failure continuing for five (5) Business Days after Tenant receives notice of such failure.
(c)    Bankruptcy and Insolvency. If at any time during the Lease Term, (i) Tenant or Guarantor files an Application, (ii) any creditor or other Person that is an Affiliate of Tenant or Guarantor files against Tenant or Guarantor any Application, or any creditor or other Person (whether or not an Affiliate of Tenant or Guarantor) files against Tenant or Guarantor any Application, where Tenant or Guarantor, or an Affiliate of Tenant or Guarantor, cooperates or colludes with such creditor or other Person in connection with such Application or the filing thereof, (iii) any creditor or other Person that is not an Affiliate of Tenant or Guarantor files an Application against Tenant, where none of Tenant or Guarantor or an Affiliate of Tenant or Guarantor cooperates or colludes with such creditor or other Person in connection with such Application or the filing thereof, and such Application is not vacated or withdrawn within sixty (60) days after the filing thereof, (iv) a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official is appointed to take possession of any of the Demised Properties, or of all or substantially all of the business or assets of Tenant or Guarantor, and such appointment is not vacated or withdrawn and possession restored to Tenant within sixty (60) days thereafter, (v) a general assignment or arrangement is made by Tenant for the benefit of creditors, (vi) any trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official takes possession of any Demised Property, or of all or substantially all of the business or assets of Tenant or Guarantor by authority of any attachment, execution, or other judicial seizure proceedings, and such attachment or other seizure remains undismissed or undischarged for a period of sixty (60) days after the levy thereof, (vii) Tenant admits in writing its inability to pay its debts as they become due; or (viii) Tenant or Guarantor files an answer admitting or failing timely to contest a material allegation of any Application filed against Tenant or Guarantor.
(d)    Delivery of Notices and Other Documents. The failure by Tenant to deliver any of the notices or other documents required to be delivered to Landlord under this Lease, in each case within the time periods required herein (other than any such notices or other documents specifically addressed in another clause of this Section 15.01, for which Tenant will have the grace periods (if any) and notice rights (if any) set forth in such other clause); provided, however, that if no time period is stated in this Lease for the delivery by Tenant of any notice or other document to Landlord, then Tenant shall have a grace period of ten (10) Business Days after the date of the event or occurrence first giving rise to the obligation to deliver such notice or other document to Landlord.
(e)    Liens. Except to the extent caused or created by Landlord or Landlord’s Affiliates (other than at the request of Tenant or Tenant’s Affiliates), any claim of Lien is registered against any Demised Property and such claim of Lien continues for one hundred twenty (120) days after Tenant receives notice thereof without discharge (by bonding or other means available pursuant to applicable Law), or satisfaction being made by or on behalf of Tenant.

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(f)    Other Obligations. The failure by Tenant to timely perform any obligation, agreement or covenant under this Lease, other than those matters specified in Sections 15.01(a)-(e) above, and such failure continuing for a period of thirty (30) days after written notice of such failure is delivered to Tenant, or such longer period as is reasonably necessary to remedy such default (but such cure period, including any extension under Article 16, shall not exceed one hundred twenty (120) days in the aggregate); provided that Tenant shall commence to cure the failure within such thirty (30) day period and shall diligently and in good faith proceed with and continue the curing of the default until fully cured.
(g)    US Lease. If there exists any Event of Default (as such term is defined in the US Lease) under the terms of the US Lease; provided, that the provisions of this Section 15.01(g) shall not be applicable if the US Lease has been assigned or otherwise transferred to an unrelated third party by the landlord thereunder in accordance with the provisions of the US Lease.
(h)    Guaranty. If there exists any default or breach, beyond any applicable notice or cure period under the Guaranty.
(i)    SNDA. The failure by Tenant to deliver the SNDA described in Section 23.01 within the time period specified thereon, with such failure continuing for a period of ten (10) Business Days after notice of such failure is delivered to Tenant.
(j)    Estoppel Certificate. The failure by Tenant to deliver the Estoppel Certificate described in Article 24 within the time period specified therein, with such failure continuing for a period of ten (10) Business Days after notice of such failure is delivered to Tenant.
As used in this Lease, “Default” means any breach or default under this Lease or the US Lease or the Guaranty, whether or not the same is an Event of Default thereunder, and also any breach or default under this Lease or the US Lease or the Guaranty, that after notice or lapse of time or both, would constitute an Event of Default under the applicable lease or the Guaranty, if that breach or default were not cured within any applicable grace or cure period.
Section 15.02    Remedies Upon Event of Default. During the existence of an Event of Default by Tenant, in addition to any other remedies available to Landlord at Law or in equity or elsewhere hereunder, Landlord shall have the following remedies:
(a)    Termination. Landlord shall have the right, with or without notice or demand, immediately upon expiration of any applicable notice or grace period specified herein, to terminate this Lease (or Tenant’s possession of any of the Demised Properties), and at any time thereafter recover possession of all or any portion of the Demised Properties or any part thereof and expel and remove therefrom Tenant and any other Person occupying the same by any lawful means, and repossess and enjoy all or any portion of the Demised Properties without prejudice to any of the remedies that Landlord may have under this Lease. If Landlord elects to terminate this Lease (or to terminate Tenant’s right of possession), Landlord shall also have the right to reenter the Demised Properties and take possession of and remove all personal property of Tenant, if any, in such Demised Properties, subject to the rights thereto of any of Tenant’s lenders under any credit facility and the terms of any Landlord collateral access agreement (or similar document) that may be entered into between Landlord and any of Tenant’s lenders. If Landlord elects to terminate this Lease and/or Tenant’s right to possession, or if Tenant’s right to possession is otherwise terminated by operation of Law, Landlord may recover, as damages from Tenant, the following: (i) all Rent then due under this Lease through the date of termination; (ii) the Rent due for the remainder of the Lease Term in excess of the fair market rental value of the Demised Properties for the remainder of the Lease Term, including any and all Additional Rent (each discounted by the discount rate established by the Royal Bank of Canada plus one

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percent (1%)); (iii) the cost of reletting the Demised Properties, including the anticipated period of vacancy until such Demised Properties can be re-let at their fair market rental values; and (iv) any other costs and expenses that Landlord may reasonably incur in connection with the Event of Default. Unless required by applicable Law, Landlord shall have no obligation to mitigate its damages caused by the Event of Default (or Tenant’s Default under this Lease), but if Landlord does attempt to so mitigate its damages, such efforts by Landlord shall not waive Landlord’s right to recover damages under the foregoing provisions.
(b)    Continuation after Event of Default. If Landlord does not elect to terminate this Lease, then this Lease shall continue in effect, and Landlord may enforce all of its rights and remedies under this Lease, including the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may exercise all of the rights and remedies of a landlord at law or in equity, subject to Article 26. Landlord shall not be deemed to have terminated this Lease except by an express statement in writing. Acts of maintenance or preservation, efforts to relet the Demised Properties, or the appointment of a receiver upon application of Landlord to protect Landlord’s interest under this Lease shall not constitute an election to terminate Tenant’s right to possession unless such election is expressly stated in writing by Landlord. Notwithstanding any such reletting without such termination, Landlord may at any time thereafter elect to terminate Tenant’s right to possession and this Lease. If Landlord elects to relet the Demised Properties for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any and all costs of such reletting (including attorneys’ fees, brokers’ fees, and the cost of alterations and repairs to any of the Demised Properties, and tenant improvement costs); second, to the payment of any and all indebtedness other than Rent due hereunder from Tenant to Landlord; third, to the payment of any and all Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If the rent received from the reletting is less than the sum of the costs of reletting, other indebtedness due by Tenant, and the Rent due by Tenant, then Tenant shall pay the deficiency to Landlord within ten (10) days after written demand by Landlord. Such deficiency shall be calculated and paid monthly.
(c)    Efforts to Relet. No re-entry or repossession, repairs, maintenance, changes, alterations and additions, reletting, appointment of a receiver to protect Landlord’s interests hereunder, or any other action or omission by Landlord shall be construed as an election by Landlord to terminate this Lease or Tenant’s right to possession, or to accept a surrender of the Demised Properties, nor shall same operate to release Tenant in whole or in part from any of Tenant’s obligations hereunder, unless express written notice of such intention is sent by Landlord to Tenant. Tenant hereby irrevocably waives, to the fullest extent permitted by Law, any right otherwise available under any law to redeem or reinstate this Lease.
(d)    Appointment of a Receiver: If, and to the extent permitted by applicable Law, an Event of Default shall have occurred and be continuing, Landlord, upon application to a court of competent jurisdiction or by the appointment by an instrument in writing, shall be entitled to the appointment of a privately appointed or court appointed receiver or receiver and manager, interim receiver, liquidator, trustee-in-bankruptcy, administrator, administrative receiver and other like or similar official to take possession of and to operate the Demised Properties and to collect the rents, profits, issues, and revenues therefrom.  Tenant will pay to Landlord upon demand all expenses, including receiver’s fees, attorneys’ fees, cost and agent’s compensation, incurred pursuant to the provisions contained in this paragraph.
(e)    Province–Specific Remedy. Landlord may pursue any other remedy now or hereafter available to Landlord under the Laws of the Province of Ontario, in addition to and not as an alternative remedy to those provided hereunder.

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Section 15.03    Late Fee. If any payment of Base Rent or Additional Rent is not received by Landlord from Tenant when such payment is due to Landlord hereunder, such payment shall be deemed delinquent, and Tenant shall pay to Landlord a late fee of five percent (5%) of each such delinquent payment (the “Late Fee”), due and payable to Landlord simultaneously with the delinquent Base Rent or delinquent Additional Rent, as the case may be.
Section 15.04    Default Rate. If any payment of Base Rent or Additional Rent is not received by Landlord from Tenant when such payment is due to Landlord hereunder, such payment shall bear interest at the rate of the lesser of (x) four percent (4%) over the Prime Rate per annum or (y) the highest rate allowed by applicable Law.

ARTICLE 16	FORCE MAJEURE
If either party is prevented or delayed from timely performance of any obligation or satisfying any condition under this Lease by any event or circumstance beyond the control of such party, exclusive of financial inability of a party, but including any of the following if beyond the control of (and not caused by) such party: strike, lockout, labor dispute, civil unrest, inability to obtain labor, materials or reasonable substitutes thereof, acts of God, present or future governmental restrictions, regulations or control, insurrection, and sabotage, then the time to perform such obligation or satisfy such condition shall be extended by the delay caused by such event or circumstance. The provisions of this Article shall in no event operate to delay the Commencement Date or to excuse Tenant from the payment of all Rent as and when due under this Lease.

ARTICLE 17	NOTICES
(a)    Any notice, demand or other communication to be given under the provisions of this Lease by either party hereto to the other party hereto shall be effective only if in writing and (i) personally served, (ii) mailed by Canadian registered or certified mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized courier service (such as Federal Express) for next-day delivery, to be confirmed in writing by such courier, or (iv) sent by facsimile (with answer back acknowledged), addressed as follows:
To Tenant:        Forterra Pipe & Precast, Ltd.
511 E. John Carpenter Freeway, Suite 600
Irving, Texas 75062
Attention: Lori Browne
Facsimile: (469) 284-8678
To Landlord:        FORT-NOM HOLDINGS (ONQC) INC.
c/o W. P. Carey Inc.
50 Rockefeller Plaza, 2nd Floor
New York, New York 10020
Attention: Asset Management

With a copy to:        FORT-NOM HOLDINGS (ONQC) INC.
c/o W. P. Carey Inc.
50 Rockefeller Plaza, 2nd Floor
New York, New York 10020
Attention: Legal Transactions Department

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(b)    Subject to the terms of this subsection (b), all notices, demands and other communications sent in the foregoing manner shall be deemed delivered when actually received or refused by the party to whom sent, unless (i) mailed, in which event the same shall be deemed delivered on the day of actual delivery as shown by the addressee’s registered or certified mail receipt or at the expiration of the third (3rd) Business Day after the date of mailing, whichever first occurs, or (ii) sent by facsimile, in which event the same shall be deemed delivered only if a duplicate notice sent pursuant to a method described in subsection (a)(i), (a)(ii) or (a)(iii) of this Article 17 is delivered within one Business Day after such facsimile is received by the recipient. Notwithstanding the foregoing, if any notice, demand or other communication is not received during business hours on a Business Day, such notice, demand or other communication shall be deemed to have been delivered at the opening of business on the next Business Day.

(c)    Either Landlord or Tenant may from time to time change its address for receiving notices under this Lease by providing written notice to the other party in accordance with this Article 17.

ARTICLE 18	ACCESS
Section 18.01    Landlord and its designees shall have the right, upon not less than twenty-four (24) hours’ prior written notice to Tenant (except in the event of an emergency, where no prior notice shall be required), to enter upon any of the Demised Properties at reasonable hours to inspect such Demised Properties or, during the period commencing one year prior to the end of the Lease Term (or at any time if an Event of Default occurs), for the purpose of exhibiting same to prospective tenants and posting or erecting “for lease” or similar signage at the Demised Properties, all in Landlord’s discretion. Landlord’s Mortgagee shall have the right, upon not less than seventy-two (72) hours’ prior written notice to Tenant, to enter upon any of the Demised Properties at reasonable hours to inspect such Demised Properties, and Tenant shall reasonably cooperate with Landlord’s Mortgagee to effectuate same. Any such entry and/or inspection by Landlord or Landlord’s Mortgagee shall not unreasonably interfere with Tenant’s ability to conduct its business operations at the Demised Properties.
Section 18.02    Upon prior written notice from Landlord, Tenant shall permit such qualified persons as Landlord may designate (“Site Reviewers”) to visit the Demised Properties during normal business hours and in a manner which does not unreasonably interfere with Tenant’s operations and perform, as agents of Landlord, environmental site investigations and assessments (“Environmental Site Assessments”) on the Demised Properties in any of the following circumstances:  (i) in connection with any sale, financing or refinancing of the Demised Properties, (ii) within the six month period prior to the expiration of the Term, (iii) if an Event of Default exists, or (iv) at any other time that, in the reasonable opinion of Landlord, new information gives rise to a reasonable basis to believe that an Environmental Condition exists in violation of any applicable Environmental Law or involving a Release of Hazardous Materials which exceeds an applicable industrial remediation standard under any applicable Environmental Law.  Where specifically required by a third party in the context of clause (i), above, or where undertaken pursuant to clauses (ii), (iii) and (iv), such Site Assessments may include both above and below the ground testing of Environmental Media for Environmental Conditions or Hazardous Materials and such other tests as may be necessary, in the reasonable opinion of the Site Reviewers, to conduct such testing. Tenant shall supply to the Site Reviewers such historical and operational information regarding the Demised Properties as may be reasonably requested by the Site Reviewers and as may be in Tenant’s possession or reasonably available to Tenant to facilitate the Environmental Site Assessments, and shall make available for meetings with the Site Reviewers appropriate personnel having knowledge of such matters.  The cost of performing and reporting

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Environmental Site Assessments under clause (i) if such sale is to Tenant or any affiliate or designee of Tenant, under clause (iii), and under clause (iv) if any Environmental Condition or Release of Hazardous Materials which requires remediation to meet applicable industrial remediation standards or are in violation of any applicable Environmental Law is actually discovered, shall be paid by Tenant, otherwise such costs shall be paid by Landlord.

ARTICLE 19	SIGNS
Tenant may, at Tenant’s sole cost and expense, install or erect, at or on any Demised Property, signs of any height or dimensions and bearing such inscriptions as Tenant shall reasonably determine; provided, however, that no sign shall be installed or erected by Tenant at or on any Demised Property until all governmental approvals and permits required therefor by any applicable Laws and/or any Governmental Authority have been obtained, and all fees pertaining thereto have been paid by Tenant.

ARTICLE 20	IMPROVEMENTS AND BUILDING EQUIPMENT; TENANT EQUIPMENT
Section 20.01    Excepting any Tenant Equipment, any Building Equipment and other Improvements at the Demised Properties on the Commencement Date shall be the property of Landlord. In the event that Tenant installs or erects any fixtures or other Improvements, with the exception of Tenant Equipment, to the Demised Properties after the Commencement Date, such fixtures or other Improvements shall be the property of Landlord and remain upon and be surrendered with the Demised Properties. Notwithstanding the foregoing provisions, Tenant shall be liable for all property taxes, assessments, and similar charges assessed against or allocable to any property at the Demised Properties (irrespective of whether such property is Building Equipment owned by Landlord or Tenant Equipment or other personal property owned by Tenant) and that are attributable to any period of time during the Lease Term.
Section 20.02    During the Lease Term, Tenant shall be entitled to use the Building Equipment in Tenant’s operations at the Demised Properties. Tenant shall keep the Building Equipment in good working order, condition and repair, shall not remove the Building Equipment from the Demised Properties (subject to the terms of this Section) and shall not permit any Lien, security interest or other encumbrance to attach to the Building Equipment, except as may be caused by Landlord, and except any such Liens that are being contested by Tenant in good faith by appropriate proceedings and that have been bonded over by Tenant to the reasonable satisfaction of Landlord or for which Tenant provides alternative security to the reasonable satisfaction of Landlord. Tenant shall keep (or cause to be kept) the Building Equipment insured and shall be responsible for any casualty or other loss to Building Equipment or occasioned by Building Equipment. Subject to the provisions of Article 6, Tenant may, from time to time, retire or replace Building Equipment with new items of equipment of equal or greater value purchased by Tenant, in which event such replaced equipment shall constitute Building Equipment.
Section 20.03    For the avoidance of doubt, in the event Tenant installs or erects any fixtures that are included within the definition of “Tenant Equipment” after the Commencement Date, such fixtures shall be the property of Tenant and be removed by Tenant before the expiration or earlier termination of this Lease, including without limitation, any underground storage tanks (and associated vent and fill ports and piping) that are in use at the Commencement Date, which shall be removed or, if approved by Landlord in writing, closed in place in accordance with applicable Law, unless Landlord expressly consents in writing to the continued presence of any such underground storage tanks. Landlord shall advise Tenant in writing whether Landlord elects to retain or to have Tenant remove or close any underground storage tanks (and associated vent and fill ports and piping) at least six (6) months prior to expiration of this Lease or thirty (30) days prior to the early termination thereof, as applicable.

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ARTICLE 21	END OF TERM; HOLDING OVER
Section 21.01    Upon the expiration or earlier termination of this Lease, Tenant shall peaceably and quietly quit and surrender the Demised Properties and all Alterations that are then part of the Demised Properties (subject to any removal obligations under Section 6(a)), vacant, broom clean and in good order, repair and condition and otherwise in the condition required by this Lease. Any Tenant Equipment or trade fixtures and personal property of Tenant remaining on the Demised Properties at the expiration of the Lease Term shall become the property of Landlord without payment therefor, but subject to (a) the rights thereto of any Tenant’s lenders under any credit facility and the terms of any Landlord collateral access agreement (or similar document) that may be entered into between the Landlord and any of Tenant’s lenders, unless Landlord shall have required removal of same by Tenant by notice to Tenant and (b) the provisions of Section 21.03, if applicable.
Section 21.02    If Tenant holds over in possession of any of the Demised Properties after the expiration of the Lease Term, then such holding over shall not be deemed to extend the Lease Term or renew this Lease, but rather the tenancy thereafter shall continue as a tenancy at sufferance pursuant to the terms and conditions contained in this Lease, at one hundred ten percent (110%) of the Base Rent otherwise then applicable for all of the Demised Properties that are the subject of the holding over (in addition to all Additional Rent due and payable for all of the Demised Properties that are the subject of the holding over).
Section 21.03    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to give to Landlord a Post-Occupancy Removal Notice no later than twelve (12) months prior to the expiration date of the Lease Term. If Tenant duly and timely gives to Landlord the Post-Occupancy Removal Notice, the Lease Term shall not be deemed extended, but Landlord shall not institute any holdover proceedings against Tenant during the Post-Occupancy Period; provided that (i) such occupancy of the Demised Properties shall be for the sole purpose of removing all Tenant Equipment, (ii) Tenant shall remain responsible for the payment of Base Rent and Rent otherwise then applicable for all of the Demised Properties for the entire Post-Occupancy Period on a per diem basis and (iii) all of the other terms and conditions of this Lease shall remain in full force and effect during such Post-Occupancy Period.
Section 21.04    This Article 21 shall survive the expiration or termination of this Lease.

ARTICLE 22	TENANT ASSIGNMENT AND SUBLETTING
Section 22.01
(a)    Except as otherwise explicitly provided in this Article 22 and Article 23, neither Tenant, nor Tenant’s successors or assigns, shall assign or transfer, in whole or in part, by operation of Law or otherwise, this Lease, or sublet the Demised Properties, in whole or in part, without the prior written consent of Landlord in each instance, which may be granted or withheld by Landlord, in its reasonable discretion, in accordance with the provisions of this Section 22.01, and subject, in each case, to the provisions of Section 22.01(c). Any purported sublease or assignment in violation of this Section 22 shall be null and void. Notwithstanding anything to the contrary contained in this Lease, provided that there shall be no Event of Default, Tenant shall have the right, without the prior written consent of Landlord, to (1) assign this Lease to an Affiliate of Tenant or to any entity with which Tenant may merge or consolidate or to which Tenant may sell all or substantially all of its assets or capital stock so long as (A) Landlord shall have received a notice of such assignment from Tenant, (B) the assignee assumes by written instrument reasonably satisfactory to Landlord all of Tenant’s obligations under this Lease and (C) such assignment is for a valid business purpose and not to avoid any obligations under this Lease and (2) sublease up to thirty percent

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(30%) of the gross leasable area of the Demised Properties so long as (A) the permitted use under the sublease is limited to the operation of a Permitted Use, (B) the term of the sublease, including any extension options, does not (and cannot) extend beyond the scheduled Lease Term (or any early termination of this Lease) and (C) Tenant remains primarily liable for the obligations under this Lease (each, a “Preapproved Sublet”). In the event Tenant sells, conveys, transfers, or leases all or substantially all of its assets to any Person, Tenant shall assign this Lease to such Person, and such Person shall assume all of Tenant’s obligations hereunder.
(b)    If this Lease is assigned or transferred, or if all or any part of the Demised Properties is sublet or occupied by any party other than Tenant, Landlord may collect rent from the assignee, transferee, subtenant or occupant and apply the net amount collected to the Rent reserved in this Lease, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of any covenant or condition of this Lease or Landlord’s acceptance of the assignee, transferee, subtenant or occupant as tenant, or a release by Landlord of Tenant from the performance or further performance by Tenant of its obligations under this Lease. Without limiting the generality of the forgoing, Tenant expressly acknowledges and agrees that, in the event of any assignment of this Lease, Tenant shall remain jointly and severally liable with the assignee for all of the obligations under this Lease, and in all other cases of any transfer of Tenant’s interest under this Lease, Tenant shall remain primarily liable for such obligations. Subject to the foregoing, the consent by Landlord to an assignment, transfer or subletting shall not in any way be construed to relieve Tenant from obtaining the express written consent of Landlord in each instance to any subsequent similar action that Tenant may desire to take.
(c)    Except as expressly permitted by clause (a)(1) and (a)(2) of Section 22.01 above, if Tenant desires to assign this Lease, whether by operation of law or otherwise (each a “Non-Preapproved Assignment”), to a Person (“Non-Preapproved Assignee”) then Tenant shall, not less than thirty (30) days prior to the date on which it desires to make a Non-Preapproved Assignment, submit to Landlord information regarding the following with respect to the Non-Preapproved Assignee and the Non-Preapproved Assignment (collectively, the “Review Criteria”): (a) the proposed effective date of the Non-Preapproved Assignment, (b) all of the terms of the proposed Non-Preapproved Assignment and the consideration therefor, (c) the name, address and business of the proposed Non-Preapproved Assignee, (d) information concerning the character of the Non-Preapproved Assignee (including current financial statements thereof certified by an officer, partner or owner thereof, business credit and personal references and a description of the history of the Non-Preapproved Assignee), and (e) proposed use of the Demised Properties by the Non-Preapproved Assignee. Landlord shall review such information and shall approve or disapprove the Non-Preapproved Assignee and the Non-Preapproved Assignment no later than twenty (20) days following receipt of all such information, and Landlord shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on Landlord’s review of the Review Criteria applying prudent business judgment. If a response is not received by Tenant by the expiration of such twenty (20) day period, such Non-Preapproved Assignee and Non-Preapproved Assignment shall be deemed disapproved.
(d)    Other than pursuant to Preapproved Sublets, at no time during the Lease Term shall subleases exist for more than thirty percent (30%) of the gross leasable area of the Demised Properties without the prior written consent of Landlord, which consent shall be granted or withheld based on a review of the Review Criteria as they relate to the proposed sublessee and the terms of the proposed sublease. Landlord shall be deemed to have acted reasonably in granting or withholding consent if such grant or disapproval is based on Landlord’s review of the Review Criteria applying prudent business judgment.
Section 22.02    Upon any sublease or assignment permitted as provided in this Article 22, Tenant shall deliver to Landlord copies of such sublease or assignment agreement promptly (but no later than ten (10) days) following execution and delivery thereof. In no event shall Tenant be entitled to amend, extend

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or otherwise modify any sublease or assignment agreement that required the prior written consent of Landlord pursuant to the terms hereof without the prior written consent of Landlord, which consent Landlord may withhold in its reasonable discretion, taking into consideration the factors set forth in Section 22.01(c).
Section 22.03    Subject to the terms of this Lease, this Lease shall be binding upon, enforceable by, and inure to the benefit of the parties hereto and their respective heirs, successors, representatives and assigns.

ARTICLE 23	FINANCINGS
Section 23.01    Subject to and in accordance with the terms and provisions of the SNDA referenced below, this Lease shall be subject and subordinate to all present and future ground or underlying leases of any of the Demised Properties and to the Lien of any security interests, mortgages or trust deeds, now or hereafter in force, against any of the Demised Properties, and to all renewals, extensions, modifications, consolidations and replacements thereof, and to all advances made or hereafter to be made upon the security of such security interests, mortgages or trust deeds, unless the holders of such security interests, mortgages or trust deeds, or the lessors under such ground or underlying leases, require in writing that this Lease be superior thereto; and Tenant covenants and agrees in the event any proceedings are brought for the exercise of any mortgage rights or the institution for proceedings to enforce on any security interest, mortgage or deed of trust to which this Lease is subordinate, or in the event of any termination of any ground or underlying lease to which this Lease is subordinate, to attorn, without any deductions, claims or set‑offs whatsoever, to the purchaser upon any such foreclosure sale, if so requested to do so by such purchaser, and to the ground or underlying lease lessor, if so requested to do so by such ground or underlying lease lessor, and to recognize such purchaser or ground or underlying lease lessor, as the case may be, as the lessor under this Lease; provided, however, that the foregoing subordination to future ground or underlying leases of the Demised Properties and to the Lien of any future security interests, mortgages or trust deeds in force against the Demised Properties shall be conditioned upon Landlord providing Tenant with a subordination, non‑disturbance and attornment agreement in favor of Tenant in the form attached hereto as Exhibit C, or other commercially reasonable form requested by Landlord that provides, without limitation, that this Lease and the rights of Tenant hereunder shall survive the exercise of any mortgage rights or the institution for proceedings to enforce brought under such security interest, mortgage or deed of trust or termination of such ground or underlying lease (as applicable), provided an Event of Default has not occurred and is not continuing under this Lease (either, an “SNDA”). Tenant shall, and shall use commercially reasonable efforts to cause any subtenant, from time to time, within ten (10) Business Days after any request by Landlord, to execute and deliver such other instruments or assurances as Landlord may reasonably deem necessary to evidence or confirm the subordination or superiority of this Lease (at Landlord’s election) to any such mortgages, security interests, trust deeds, ground or underlying leases (including, at Landlord’s election, one or more additional SNDAs requested by Landlord’s Mortgagee).
Section 23.02     Landlord agrees that, upon the request of any Person that shall be Tenant’s or its Affiliate’s senior secured lender, subordinate senior lender, purchase money equipment lender or an equipment lessor of Tenant, Landlord shall execute and deliver a commercially reasonable waiver of Landlord’s statutory Lien rights, if any, and a consent and agreement with respect to the respective rights of Landlord and such Person regarding the security interests in, and the timing and removal of, any inventory, equipment or other collateral in which such Person has a secured interest (the “Collateral”), in substantially the form attached hereto as Exhibit G or in such other reasonable form as the parties may agree.

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ARTICLE 24	ESTOPPEL CERTIFICATES
Tenant shall, without charge, at any time and from time to time, within ten (10) Business Days after any request by Landlord, deliver to Landlord or any other Person specified by Landlord, a completed Estoppel Certificate, duly executed and acknowledged, in substantially the form as set forth on Exhibit D attached hereto, or other commercially reasonable estoppel certificate confirming such information regarding this Lease and Tenant as Landlord may request (either, an “Estoppel Certificate”). Tenant’s failure to deliver to Landlord any Estoppel Certificate requested by Landlord as and when provided in this Article shall be deemed conclusive against Tenant as to the truthfulness of the items stated in such Estoppel Certificate requested by Landlord.

ARTICLE 25	REGISTRATION
Neither Landlord nor Tenant shall register this Lease; provided, however, concurrently with the execution hereof, each party shall join in the execution and registration of a notice of lease (or similar instrument) in a form substantially similar to the form attached hereto as Exhibit E, covering each of the Demised Properties. Tenant shall pay all costs charged by the applicable local registry in connection with the registration of any such notice of lease (or similar instrument).

ARTICLE 26	APPLICABLE LAW; JURISDICTION
Section 26.01
(a)    This Lease shall be construed in accordance with, and this Lease and all matters arising out of or relating to this Lease (whether in contract, tort or otherwise) shall be governed by, the law of the Province of Ontario and the federal laws of Canada applicable in that province.
(b)    If any provision of this Lease or the application thereof shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each provision of this Lease shall be valid and enforceable to the fullest extent permitted by applicable Law.
Section 26.02
(a)    TENANT AND LANDLORD EACH HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY PROVINCIAL COURT LOCATED WITHIN THE PROVINCE OF ONTARIO, AND EACH IRREVOCABLY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS LEASE SHALL BE LITIGATED IN SUCH COURTS. TENANT AND LANDLORD EACH ACCEPTS, GENERALLY AND UNCONDITIONALLY, THE EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS, WAIVES ANY DEFENSE OF FORUM NON CONVENIENS, AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH THIS LEASE.
(b)    TENANT AND LANDLORD EACH ACKNOWLEDGES THAT THE PROVISIONS OF THIS ARTICLE ARE A MATERIAL INDUCEMENT TO THE OTHER PARTY’S ENTERING INTO THIS LEASE.

ARTICLE 27	LIABILITY OF PARTIES
Section 27.01    The obligations of Landlord under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord. Tenant

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shall look solely to the Demised Properties for satisfaction of any liability of Landlord and shall not look to other assets of Landlord nor seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Landlord or Landlord’s Affiliates. Whenever Landlord transfers its interest in any Demised Property, Landlord shall be automatically released from further performance under this Lease with respect to such Demised Property and from all further liabilities and expenses hereunder related to such Demised Property, whether arising before or after such transfer, to the extent the transferee of Landlord’s interest under this Lease assumes Landlord’s performance, liabilities and expenses under this Lease related to such Demised Property.
Section 27.02    The obligations of Tenant under this Lease are not personal obligations of the individual members, partners, directors, officers, shareholders, agents or employees of Tenant, and Landlord shall not seek recourse against the assets of the individual members, partners, directors, officers, shareholders, agents or employees of Tenant. Landlord, on behalf of itself and its successors and assigns, hereby waives any and all personal liability against Tenant, and the individual members, partners, directors, officers, shareholders agents or employees thereof, directly or indirectly, under or in connection with this Lease or any agreement made or entered into under or pursuant to the provisions of this Lease or any amendment or amendments to any of the foregoing made at any time or times, heretofore or hereafter. If more than one Person is named as Tenant and/or Landlord hereunder, the obligations under this Lease of all such Persons named as Tenant and/or Landlord, respectively, shall be joint and several.

ARTICLE 28	ATTORNEYS’ FEES; EXPENSES
Without limiting any other obligation of Tenant to timely indemnify or reimburse Landlord hereunder (including under Article 9 and Article 29), if any party to this Lease shall bring any action or proceeding for any relief against the other, declaratory or otherwise, arising out of this Lease, the losing party shall pay to the prevailing party a reasonable sum for actual out-of-pocket attorneys’ fees and costs incurred in bringing or defending such action or proceeding and/or enforcing any judgment granted therein, all of which shall be deemed to have accrued upon the commencement of such action or proceeding and shall be paid whether or not such action or proceeding is prosecuted to final judgment. Any judgment or order entered in such action or proceeding shall contain a specific provision providing for the recovery of attorneys’ fees and costs, separate from the judgment, incurred in enforcing such judgment. The prevailing party shall be determined by the trier of fact based upon an assessment of which party’s major arguments or positions taken in the proceedings could fairly be said to have prevailed over the other party’s major arguments or positions on major disputed issues; provided, however, that the parties agree that in no event shall Tenant be deemed a prevailing party if an Event of Default then exists under this Lease. For the purposes of this provision, attorneys’ fees shall include fees incurred in the following: (i) court homologation of any decree or ruling; (ii) contempt proceedings; (iii) levy, seizure, enforcement of judgment, exercise of mortgage or other creditors’ rights, and debtor and third party examinations; (iv) discovery; and (v) bankruptcy and insolvency litigation. This provision is intended to be expressly severable from the other provisions of this Lease, is intended to survive any judgment and is not to be deemed merged into the judgment.

ARTICLE 29	ENVIRONMENTAL
Section 29.01    Tenant acknowledges that Landlord makes no warranties or representations of any kind, or in any manner or in any form whatsoever, as to the status of Environmental Conditions or Hazardous Materials at the Demised Properties. Tenant shall conduct at its own expense any and all investigations regarding Environmental Conditions of the Demised Properties and will satisfy itself as to the absence or existence of Hazardous Materials contamination of the Demised Properties and the suitability

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of the Demised Properties for Tenant’s operations. Tenant’s entry into this Lease shall be made at its sole risk.
Section 29.02    Tenant shall comply with all Environmental Laws and cause and ensure the Demised Properties and all operations thereon (whether by Tenant or any subtenant) comply with all applicable Environmental Laws. Tenant shall not suffer or permit any Loss, on, at, under or affecting the Demised Properties of any source if the same pose a health or safety risk to invitees or employees. From and after the Commencement Date, Tenant shall be entitled to use, receive, store, handle, generate, treat, recycle or transport Hazardous Materials at the Demised Properties, in amounts customarily used in Tenant’s business and which shall be used, received, stored, handled, generated, treated, recycled or transported in full compliance with all applicable Environmental Laws. Tenant covenants to, and shall, undertake all Remedial Activities necessary to comply with applicable Environmental Laws arising out of any Use or Release of Hazardous Materials, by Tenant or its agents, employees, representatives, invitees, licensees, subtenants, customers or contractors (“Other Parties”), or otherwise adversely affecting any Demised Property, at Tenant’s sole cost and expense, and shall give prompt written notice of same to Landlord. If any Remedial Activities relating to Hazardous Materials released on or at any Demised Property are required to be performed at any location other than the Demised Properties, Tenant shall use commercially reasonable efforts to obtain any required access agreements from third parties.
Section 29.03    In addition to any other obligation herein, Tenant shall indemnify, defend, protect and hold Landlord Parties free and harmless from and against any and all Losses and other obligations of any kind whatsoever that may be made against or incurred by Landlord Parties in connection with any of the following: (a) the violation of any Environmental Law or (b) a Release of Hazardous Materials or Environmental Conditions at, on, under, about or from the Demised Properties, in each case during the Lease Term (and in the event of any holding over by Tenant or any Post-Occupancy Period, during any period that Tenant occupies the relevant Demised Property) and any Environmental Claims, whether or not the same constitute a violation of any Environmental Law, including any and all reasonable costs and fees of attorneys or experts incurred by Landlord in defending against same. This and any other right of Landlord under this Lease shall inure to the benefit of Landlord’s successors and assigns, as well as Landlord’s Mortgagees, and their respective successors and assigns as third party beneficiaries. This Section shall survive termination of this Lease.
Section 29.04    Tenant shall promptly inform Landlord in writing of (a) any and all enforcement actions, demands for the initiation of Remedial Activities where no Remedial Activities are currently being conducted, or other governmental or regulatory actions, notices or orders (excluding routine actions such as permit renewals) instituted, completed or threatened pursuant to any Environmental Laws affecting the Demised Properties; (b) all claims made or threatened by any third Person against Tenant or the Demised Properties relating in any way whatsoever to Hazardous Materials or Environmental Conditions (the matters set forth in clauses (a) and (b) are hereinafter referred to as “Environmental Claims”); (c) Tenant’s receiving notice or otherwise becoming aware of any material Release of Hazardous Materials at, on, in, under to or from the Demised Properties or on, in or under any adjoining property. Tenant shall also supply to Landlord within seven (7) Business Days after Tenant first receives or sends the same, copies of all claims, complaints, notices, warnings, asserted violations or other material communications relating in any way to the matters described in this Section.
Section 29.05    In addition to any other obligations herein, Tenant shall be solely responsible for and shall indemnify, protect, defend, and hold harmless all Landlord Parties from and against any and all Losses directly or indirectly arising out of or associated in any manner whatsoever with Tenant’s Use or the presence or Release of Hazardous Materials at, on, under, about or from the Demised Properties prior to or

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during the Lease Term (and in the event of any holding over by Tenant or any Post-Occupancy Period, during any period that Tenant occupies the relevant Demised Property). Tenant’s indemnity and release includes: (a) the costs associated with Remedial Activities, including all necessary plans and reports, incurred by any federal, provincial or local governmental agency or entity or by any other Person, incurred pursuant to any applicable Environmental Laws; (b) any oversight charges, fines, damages or penalties arising from the presence or Release of Hazardous Materials, and any related Remedial Activities, incurred pursuant to the provisions of any applicable Environmental Laws; (c) any liability to third parties arising out of the presence or Release of Hazardous Materials for personal injury, bodily injury, or property damage arising under any statutory or common law theory, including damages assessed for the maintenance of a public or private nuisance, the costs of Remedial Activities, or for the carrying on of an abnormally dangerous activity; (d) all direct or indirect compensatory or consequential damages, or third party claims for punitive damages, arising out of any claim based on the presence or Release of Hazardous Materials or damage or threatened damage to Environmental Conditions; (e) any and all reasonable costs, fees and expenses of attorneys, consultants and experts incurred or sustained in making any investigation on account of any claim, in prosecuting or defending any action brought in connection therewith, in obtaining or seeking to obtain a release therefrom, or in enforcing any of the agreements herein contained; (f) Rent during any period of Remedial Activities equal to the Base Rent then in effect, or if this Lease has terminated or expired by its terms, the Base Rent that was in effect on the termination date or expiration date; and (g) Losses pursuant to Environmental Laws resulting from any action or omission or use of the Demised Properties by any subtenant. The foregoing indemnity shall apply to Losses attributable to Tenant’s Use of Hazardous Materials irrespective of whether any of Tenant’s activities were or will be undertaken in accordance with Environmental Laws or other applicable Laws. Tenant specifically agrees that it shall not sue or seek contribution from any Landlord Party in any matter relating to any Hazardous Material liability. All costs and expenses paid or incurred by Landlord for which Tenant is obligated to indemnify Landlord under this Section shall be paid promptly by Tenant to Landlord. This Section shall survive termination of this Lease.
Section 29.06    Without limiting the foregoing or anything contained in Article 8, Tenant acknowledges that Governmental Authorities from time to time may impose obligations affecting some or all of the Demised Properties, or operations thereon, in response to climate change issues, including energy efficiency mandates, water conservation mandates, restrictions on sales or use of certain fuels, mandates for alternative fuels, permitting obligations, restrictions on or a duty to inventory and report greenhouse gas emissions, requirements to purchase carbon credits, construction, operational or other measures to mitigate risks of drought, fire, flood, rising sea levels, storm surge risks, so-called “extreme weather” risks and other legal obligations, whether adopted pursuant to Environmental Laws or other Laws. Tenant at its sole cost and expense shall ensure the Demised Properties, and operations thereon, comply with any such applicable Laws, permits, and requirements of all Governmental Authorities having jurisdiction over the relevant Demised Properties. Moreover, Tenant agrees that the cost or disruption to operations imposed by any such applicable Laws, permits, and requirements of all Governmental Authorities having jurisdiction over the relevant Demised Properties shall not excuse full performance of this Lease by Tenant.

ARTICLE 30	LANDLORD ASSIGNMENT
Section 30.01    This Lease shall be fully assignable by Landlord or its successors and assigns, subject to the terms of Article 27 and this Article 30. In the event that from time to time Landlord desires to assign its interest in this Lease with respect to the Demised Properties (including to one or more Affiliates of Landlord), then Landlord, at its cost and expense, shall prepare a landlord assignment and assumption of lease agreement, pursuant to which Landlord shall assign all its right, title and interest in and to this Lease to a transferee, and such transferee shall agree to be bound by all of the terms and conditions hereof and to assume and perform all of Landlord’s duties, obligations and liabilities hereunder, from and after the date

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of such transfer (the “Landlord Assignment and Assumption Agreement”). In such event, Landlord shall provide Tenant with a fully executed copy of any such Landlord Assignment and Assumption Agreement within five (5) Business Days after the mutual execution thereof. In addition, Tenant shall execute and deliver (or cause to be executed and delivered, as applicable) to Landlord any other instruments and documents requested by Landlord in connection with the assignment, including any commercially reasonable subordination, non-disturbance and attornment agreement that may be requested by Landlord’s assignee’s lenders. Without limiting the foregoing, Tenant agrees to cooperate reasonably with Landlord in connection with any such assignment. From and after the effective date of any such Landlord Assignment and Assumption Agreement, Landlord shall be automatically released (without need for any further agreement or other document) from any liability thereafter arising with respect to this Lease to the extent the transferee of Landlord’s interest under this Lease assumes Landlord’s performance, liabilities and expenses under this Lease. In no event shall Landlord have any liability under any Landlord Assignment and Assumption Agreement for any acts occurring from and after the date thereof. Without limiting the foregoing, Tenant agrees that Landlord may agree in its sole discretion with any purchaser or assignee of any of the Demised Properties covered by a Landlord Assignment and Assumption Agreement to provide (or have a Landlord’s Affiliate provide) asset management and/or act as servicer regarding the Demised Properties.
Section 30.02    Landlord and Tenant agree that this Lease constitutes a true lease and not a financing or other form of transaction (including for provincial law purposes and federal income tax purposes). In furtherance of the foregoing, Landlord and Tenant each irrevocably waives, to the fullest extent permitted by Law, any claim or defense based upon the characterization of this Lease as anything other than a true lease and irrevocably waives any claim or defense that asserts that this Lease is anything other than a true lease. Landlord and Tenant covenant and agree that they will not assert that this Lease is anything but a true lease. Landlord and Tenant each stipulate and agree not to challenge the validity, enforceability or characterization of this Lease of the Demised Properties as a true lease and further stipulate and agree that nothing contained in this Lease creates or is intended to create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like. Landlord and Tenant each shall support the intent of the parties that the lease of the Demised Properties pursuant to this Lease is a true lease and does not create a joint venture, partnership (either de jure or de facto), equitable mortgage, trust, financing device or arrangement, security interest or the like, if, and to the extent that, any challenge occurs. Tenant has discussed the characterization of this Lease with its independent auditors and Tenant believes that this Lease will be treated as an operating lease rather than a capital lease. Landlord shall have the sole right to claim all depreciation with respect to the Demised Properties. For the avoidance of doubt, Tenant shall be entitled to claim all depreciation with respect to any Tenant Equipment. Nothing in this Lease shall be deemed to constitute a guaranty, warranty or representation by either Landlord or Tenant as to the actual treatment of this transaction for provincial law purposes and for federal law purposes
Section 30.03    Landlord and Tenant agree that this Lease constitutes a single and indivisible lease as to all of the Demised Properties collectively and shall not be subject to severance or division. In furtherance of the foregoing, and Landlord and Tenant each (a) waives, to the fullest extent permitted by Law, any claim or defense based upon the characterization of this Lease as anything other than a master lease of all the Demised Properties and irrevocably waives, to the fullest extent permitted by Law, any claim or defense that asserts that this Lease is anything other than a master lease, (b) covenants and agrees that it will not assert that this Lease is anything but a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Properties, (c) stipulates and agrees not to challenge the validity, enforceability or characterization of this Lease of the Demised Properties as a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Properties, and (iv) shall support the intent of the parties that this Lease is a unitary, unseverable instrument pertaining to the lease of all, but not less than all, of the Demised Properties, if, and to the extent that, any challenge occurs. To the extent that legal, tax or title

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insurance requirements in consummating the purchase of the Demised Properties by Landlord or leasing the Demised Properties to Tenant, may require, or may have required, individual purchase price allocations (including allocations of values for individual provincial or local transfer tax purposes and title insurance coverage amounts) or individual rent allocations (including allocations of rents in certain provinces for tax purposes), Landlord and Tenant agree that such individual allocations are solely to comply with legal, tax or title insurance requirements, and shall not be used or construed, directly or indirectly, to vary the intent of Landlord and Tenant that this Lease constitutes a single and indivisible lease of all the Demised Properties collectively and is not an aggregation of separate leases. The foregoing agreements and waivers by Tenant in this Section 30.03 are made as a material inducement to Landlord to enter into the transaction contemplated by this Lease and that, but for the foregoing agreements and waivers by Tenant, Landlord would not consummate this Lease.

ARTICLE 31	REPLACEMENTS
Section 31.01    Property Replacements. The Tenant named herein (together with Tenant’s Affiliates), at its election, may substitute not more than one (1) of the Demised Properties (such amount being referred to herein as the “Replacement Cap”) of the Demised Properties (a “Replaced Property”) with one or more tracts of real property on which Tenant operates a Permitted Use (each a “Replacement Property”), it being understood that a Replaced Property may be replaced with more than one Replacement Property. Tenant may not substitute any additional Demised Properties, over and above the Replacement Cap, without first obtaining the prior written consent of Landlord and any Landlord’s Mortgagee, which may be withheld in Landlord’s sole discretion. As a condition to Landlord approval, Tenant shall submit for Landlord’s review evidence of the fair market value of the proposed Replacement Property, as determined by an appraisal thereof, taking into consideration all relevant factors, prepared by an independent appraiser member of the Appraisal Institute of Canada who is mutually satisfactory to Landlord and Tenant with not less than ten (10) years experience appraising properties similar to the proposed Replacement Property, in the metropolitan area in which the proposed Replacement Property is located, which shall be reasonably satisfactory to Landlord and any Landlord’s Mortgagee and compliant with Landlord’s Mortgagee’s regulatory requirements, as well as current survey, current environmental report, records of any administrative proceedings or environmental claims involving the proposed Replacement Property, current title report (with copies of underlying title documents) and profit/loss statements for the previous two years of the Replacement Property and similar data with respect thereto, as well as evidence of the fair market value of the proposed Replaced Property satisfactory to Landlord and any Landlord’s Mortgagee and compliant with Landlord’s Mortgagee’s regulatory requirements, and other information with respect to the Replaced Property as Landlord and Landlord’s Mortgagee may reasonably request. Provided that (a) Landlord and Landlord’s Mortgagees, in their reasonable good faith discretion, determine that the Replacement Property has equivalent or greater fair market value and equivalent or stronger financial operating history than the Replaced Property (with the parties acknowledging that any Replaced Property that has been subject to a casualty and not fully reconstructed shall be valued as of the date immediately preceding such casualty, or assuming a full reconstruction thereof, whichever results in a higher fair market value); (b) Landlord and Landlord’s Mortgagees, in their reasonable good faith discretion, determine that the Replacement Property has no material title defects or material environmental defects that require remediation pursuant to a Phase I Environmental Site Assessment Report completed by a nationally recognized environmental consulting firm reasonably acceptable to Landlord and Tenant, and has no other material liability substantially greater than the Replaced Property on the date of the applicable substitution; (c) Tenant has satisfied such other conditions as Landlord or Landlord’s Mortgagees may impose in their reasonable good faith discretion; (d) Landlord and Landlord’s Mortgagees, in their reasonable good faith discretion, approve the substitution (such approval rights encompassing, without limitation, the consideration of the location, age, profitability and Tenant’s strategic use of the Replacement Property, as well as such other factors that institutional real estate investors

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typically apply in the underwriting of to-be-acquired real property, and (e) there shall be no Event of Default occurring at the time in question, then Landlord, within thirty (30) days after the submission of all reports and other information required hereunder (such thirty (30) day period is referred to in this Article as the “Consideration Period”) shall approve the substitution of the Replacement Property for the Replaced Property. Subject to the foregoing, in the event that Landlord fails to approve the proposed substitution, Landlord shall deliver to Tenant a written notice within ten (10) days following the expiration of the Consideration Period disapproving the proposed substitution and describing which of Landlord’s and/or Landlord’s Mortgagees’ conditions have not been satisfied. In the event of any such disapproval, Tenant shall have an additional fifteen (15) day period from and after the date Landlord’s disapproval notice is delivered to Tenant to submit any additional information or documentation to Landlord regarding satisfaction of the foregoing conditions. In the event all the foregoing conditions are still not satisfied, then Landlord shall deliver to Tenant a second written notice within ten (10) days following the expiration of such fifteen (15) day period disapproving the proposed substitution and describing which of said conditions have not been satisfied.
In the event Landlord approves the substitution of the Replacement Property for the Replaced Property, Tenant shall execute and deliver to Landlord such instruments and documents as Landlord shall reasonably require in connection therewith, including a registrable transfer, deed of sale or similar document, an amendment to this Lease, and an amended or new notice of lease (or similar instrument) covering the Replacement Property, and Landlord shall convey the Replaced Property to Tenant (or Tenant’s designee) as is, with all faults, without any express or implied warranties. Any substitution of a Replacement Property for a Replaced Property shall not alter any of the other obligations of Tenant under this Lease, including the Base Rent due from Tenant hereunder, except to the extent otherwise agreed by Landlord. Without limitation, Tenant shall be responsible for all Additional Rent (including real property taxes) regarding the Replaced Property up to the date of transfer. Tenant shall pay all reasonable out-of-pocket expenses paid or incurred by Landlord pursuant to this Section, including, (i) Landlord’s, Affiliates of Landlord’s and Landlord’s Mortgagees’ legal fees and expenses, any fees charged by Landlord’s Mortgagees for the release of the Replaced Property, the costs of any title policies (owner’s and/or lender’s) on the Replacement Property, registration costs, and, without limiting any of Tenant’s obligations set forth in Article 3 of this Lease, any sales, transfer, and other taxes and registration fees, and any taxes required to be withheld, which may be payable in connection with the conveyance of Replacement Property by Tenant or Replaced Property to Tenant (including any interest or penalties imposed with respect to the late payment of any such taxes), and (ii) such amount, which, when added to such payment, shall yield to Landlord (after deduction of all expenses payable by Landlord with respect to all such payments) a net amount which Landlord would have realized from such payment had no such expenses been incurred.

ARTICLE 32	GUARANTY
Section 32.01    Guarantor shall guaranty Tenant’s obligations under this Lease pursuant to the Guaranty Agreement substantially in the form of Exhibit F, executed and delivered to Landlord as of the Commencement Date (the “Guaranty”). In the event Guarantor shall cease to own, directly or indirectly, substantially all of the assets of Tenant, Guarantor shall deliver a Replacement Guaranty pursuant to Section 32.02 below.
Section 32.02    Notwithstanding anything to the contrary contained herein, including, but not limited to, the fact that Forterra, Inc. is being set forth as the “Guarantor” on the Commencement Date of this Lease (Forterra, Inc., in such capacity, the “Original Guarantor”), if at any time during the Lease Term, any change in the organizational structure of Original Guarantor or any Affiliate thereof shall occur or be contemplated, including, but not limited to, resulting from either (i) the transfer, merger, or other change of

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Control of Original Guarantor or any Affiliate thereof or (ii) any contemplated initial public offering of common stock in the United States involving Original Guarantor or any Affiliate thereof, then Tenant shall have the right to provide one or more replacement guarantors to replace the Original Guarantor with respect to all of the obligations of Original Guarantor in respect of any guaranty relating to this Lease (each such action, a “Replacement Guaranty”), subject to the terms and full satisfaction of all of the following conditions precedent:
(a)    Tenant has provided Landlord with not less than thirty (30) days prior written notice, which notice shall include the name and jurisdiction of each proposed replacement guarantor;
(b)    no Event of Default has occurred and is continuing;
(c)    the proposed replacement guarantor is an Approved Replacement Guarantor (as hereinafter defined);
(d)    each Approved Replacement Guarantor shall deliver to Landlord a guaranty (in the form attached as Exhibit F attached hereto), pursuant to which such Approved Replacement Guarantor agrees to be liable under such guaranty from and after the Commencement Date (and the Original Guarantor or any subsequent Approved Replacement Guarantor then being replaced shall be released from any further liability under the applicable guaranty) for all periods from and after the Commencement Date, and pursuant to which such Approved Replacement Guarantor shall be the “Guarantor” for all purposes set forth in this Lease);
(e)    Tenant shall submit to Landlord true, correct and complete copies of all documents reasonably requested by Landlord concerning the organization and existence of such Approved Replacement Guarantor;
(f)    Tenant shall pay all of Landlord’s reasonable out-of-pocket costs and expenses in connection with the Replacement Guaranty; and
(g)    the change in organizational structure giving rise to such Replacement Guaranty is for a valid business purpose and not principally to avoid any obligations of Guarantor under the Guaranty.
Notification of any proposed Replacement Guaranty may be revoked by Tenant at any time prior to such Replacement Guaranty having been consummated.

ARTICLE 33	LANDLORD’S RIGHTS UNDER LEASE
Any and all rights of Landlord under this Lease shall inure to the benefit of Landlord’s successors and assigns, as well as Landlord’s Mortgagees and their successors and assigns as third party beneficiaries.

ARTICLE 34	RIGHT OF FIRST REFUSAL
Section 34.01        In consideration of the sum of Ten and 00/100 Dollars ($10.00) paid to Landlord by Tenant, the receipt and sufficiency of which is hereby acknowledged, Landlord hereby grants Tenant a right of first refusal to purchase a Demised Property, subject to the terms and conditions set forth in this Article 34. If at any time during the Lease Term, Landlord shall receive a bona fide offer from a Competitor for the purchase of any of the Demised Properties (whether or not solicited by Landlord) and Landlord either has accepted such offer or shall desire to accept such offer, Landlord shall notify Tenant of any such offer

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(the “Offering Notice”) by notice to Tenant specifying the following terms and information: (a) the name and address of the third-party offeror, (b) the purchase price for such Demised Property, and (c) any other terms and conditions set forth in such offer or, if applicable, the purchase agreement between Landlord and such third-party offeror (the “Third-Party Purchase Agreement”) that are material to the sale of such Demised Property, as determined by Landlord in Landlord’s commercially reasonable discretion.
Section 34.02    Tenant shall have fifteen (15) Business Days after the date of delivery of the Offering Notice to exercise the right of first refusal granted in this Article 34 (the “Review Period”). Such right of first refusal shall be exercisable by Tenant notifying Landlord (within such Review Period) of Tenant’s irrevocable election to purchase the applicable Demised Properties, subject only to the terms and conditions set forth in the Offering Notice (the “Exercise Notice”). Time shall be of the essence with respect to Tenant’s election and the giving of the Exercise Notice, and any failure to give Landlord the Exercise Notice within such Review Period shall be deemed to be an election by Tenant to waive the rights with respect to the Offering Notice granted to Tenant under this Article 34.
Section 34.03    Upon Tenant giving Landlord the Exercise Notice, Landlord and Tenant shall irrevocably instruct counsel, consistent with this Article 34 and the terms of the Offering Notice. At or before the close of the purchase of a Demised Property pursuant to the terms of this Article 34, Landlord shall deliver to its counsel its deed of sale (or such other type of deed as is specified in the Offering Notice) conveying to Tenant all of Landlord’s right, title and interest in such Demised Property, in the condition and state of title specified in the Offering Notice. Both Landlord and Tenant agree to execute a purchase agreement, escrow instructions, an amendment to this Lease, an amended notice of lease or memorandum of lease (or similar instrument) and such other instruments as may be necessary or appropriate to consummate the sale of such Demised Property in the manner provided in this Article 34.
Section 34.04    In the event Tenant waives or is deemed to have waived its right of first refusal to purchase the applicable Demised Property, Landlord shall have the right to sell and convey the Demised Properties to such third-party offeror on the terms set forth in the Offering Notice, and upon the consummation of such a sale, Tenant’s right of first refusal shall cease to exist with respect to such Demised Property. Landlord shall not (a) consummate such a sale to the third party offeror for a net effective purchase price less than ninety five percent (95%) of the net purchase price set forth in the Offering Notice or (b) sell such Demised Property to a different Competitor than the Competitor disclosed in the applicable Offering Notice, without once again being required to offer such Demised Property to Tenant in accordance with this Article 34; it being agreed Tenant’s right of first refusal shall remain in full force and effect for the remainder of the Lease Term with respect to such Demised Property, subject to the terms of this Article 34.
Section 34.05    Notwithstanding anything contained herein to the contrary, it shall be a condition to Tenant’s right of first refusal under this Article 34 that on the date that the Exercise Notice is delivered, (a) this Lease has not been terminated, (b) Tenant (together with Tenant’s Affiliates) is the named tenant herein and (c) there is no Event of Default then occurring or continuing.

ARTICLE 35	INTENTIONALLY OMITTED

ARTICLE 36	INTERPRETATION; MISCELLANEOUS
Section 36.01    For purposes of this Lease, (a) the words “include”, “includes” and “including” shall be deemed to be followed by the words “without limitation” (unless already expressly followed by such phrase), and (b) the words “herein”, “hereof”, “hereby”, “hereto” and “hereunder” refer to this Lease as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Exhibits, and

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Schedules mean the Articles and Sections of, and the Exhibits and Schedules attached to, this Lease; (y) to a lease, instrument or other document means such lease, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and by this Lease; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. The Schedules and Exhibits referred to herein shall be construed with and as an integral part of this Lease to the same extent as if they were set forth verbatim herein. Titles to Articles and headings of Sections are inserted for convenience of reference only and shall not be deemed a part of or to affect the meaning or interpretation of this Lease. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class. All references in this Lease to sums denominated in dollars or with the symbol “$” refer to the lawful currency of Canada, unless such reference specifically identifies another currency. Where a provision of this Lease requires that that consent of a party shall not be unreasonably withheld, or that such consent is in such party’s reasonable discretion, such provision shall be deemed to require that such consent not be unreasonably withheld, conditioned, or delayed.
Section 36.02    This Lease may be executed in counterparts and shall be binding on all the parties hereto as if one document had been signed. The delivery of an executed copy of this Lease by facsimile transmission shall have the same force and effect as the delivery of the original, signed copy of this Lease. Time is of the essence of every provision of this Lease. Any provision of this Lease explicitly providing for the performance by Tenant of obligations upon or after the expiration or termination of this Lease shall survive any such expiration or termination. This Lease and the Exhibits attached hereto, all of which form a part hereof, set forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Demised Properties, and there are no covenants, promises, agreements, conditions or understandings heretofore made, either oral or written, between them other than as herein set forth. No modification, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party. The captions, section numbers, and index appearing in this Lease are inserted only as a matter of convenience and in no way define, limit, construe or describe the scope or intent of such sections or articles nor in any way affect this Lease. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto other than the relationship of landlord and tenant. Except as explicitly set forth in this Lease, there shall be no third party beneficiaries of this Lease or any of the agreements contained herein. The failure of Landlord or Tenant to insist upon strict performance of any of the terms and conditions hereof shall not be deemed a waiver of any rights or remedies that party or any other such party may have, and shall not be deemed a waiver of any subsequent breach or default in any of such terms, covenants or conditions.

ARTICLE 37	QUIET ENJOYMENT
From and after the Commencement Date until the expiration or termination of the Lease Term, and provided no Event of Default exists, Tenant shall have quiet enjoyment of the Demised Properties; subject to the terms and conditions of this Lease.

ARTICLE 38	NO MERGER OF TITLE
There shall be no merger of this Lease with any of the leasehold estates created hereunder or with any fee estate or other leasehold interest in any of the Demised Properties, whether by reason of the fact that the same Person may acquire, hold or own, directly or indirectly more than one or all of such legal interests in any Demised Property, unless and until: (a) under applicable Law such estates may be merged, and (b) all Persons having any leasehold interest or fee estate in any of the Demised Properties, or any part

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thereof sought to be merged, shall enter into a written agreement effecting such a merger under applicable Law and shall duly register same; provided, however, no such merger shall occur unless in each instance Landlord and any Landlord’s Mortgagee shall be a party to such agreement.

ARTICLE 39	BROKERS
Landlord (a) represents that it has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease (other than Tenant’s broker) and (b) agrees to indemnify, defend, protect (with counsel selected by the Tenant, subject to the approval of Landlord) and hold Tenant free and harmless of, from and against any and all Losses arising from (including all brokerage commissions and/or finder’s fees due or alleged to be due as a result of) any agreement or purported agreement made by Landlord.
Tenant (a) represents that it has dealt with no broker or brokers in connection with the negotiation, execution and delivery of this Lease and (b) agrees to indemnify, defend, protect (with counsel selected by Landlord, subject to the approval of Tenant) and hold Landlord free and harmless of, from and against any and all Losses arising from (including all brokerage commissions and/or finder’s fees due or alleged to be due as a result of) any agreement or purported agreement made by Tenant.

ARTICLE 40	PLANNING ACT (ONTARIO).
This Lease and the provisions hereof, which create or are intended to create an interest in the Demised Properties, shall be effective to create such an interest with respect to the Demised Properties only if the subdivision control provisions of the Planning Act (Ontario) are complied with. Until any required consent is obtained, the Lease Term shall be deemed to be twenty-one (21) years less one (1) day. Tenant shall be obligated to obtain any required consent at its sole cost and expense and Landlord shall, without delay, provide such consents and authorizations as are necessary to permit Tenant to make any required applications to comply with the Planning Act (Ontario) as aforesaid.

ARTICLE 41	AMENDMENT AND RESTATEMENT
The parties agree that this Lease amends and restates the Original Lease (as amended by the First Amendment, the Second Amendment and the Third Amendment) effective as of the date hereof. Without affecting the validity of any action taken prior to the date hereof in accordance with the Original Lease (as amended by the First Amendment, the Second Amendment and the Third Amendment), this Lease replaces and supersedes the Original Lease (as amended by the First Amendment, the Second Amendment and the Third Amendment) with respect to all matters arising from and after the date hereof.
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IN WITNESS WHEREOF, the parties have executed this Lease to be effective as of the date first above written.

LANDLORD:
FORT-NOM HOLDINGS (ONQC) INC.,
a British Columbia corporation,
By:    _________________________________
Name:
Its:

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TENANT:
FORTERRA PIPE & PRECAST, LTD.,
a British Columbia corporation

By:	_________________________________ Name: Its:

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SCHEDULE 1

DEFINED TERMS
The following capitalized terms used in this Lease have the following meanings.
“Abandon” or “Abandoned” means to completely fail (or to have completely failed) to look after a Demised Property or to completely and finally withdraw (or to have completely and finally withdrawn) from a Demised Property.
“Additional Rent” means any and all fees, expenses, taxes and charges of every kind and nature arising in connection with or relating to the Demised Properties (other than Base Rent), including (i) any and all taxes (including Real Estate Taxes), fees, utility service charges, insurance premiums, and other costs, and any amounts owed by Tenant under any indemnity to Landlord hereunder, including as set forth in Article 9 and Article 29; and (ii) all fees and penalties that may accrue on any amounts due from Tenant hereunder if Tenant fails to pay such amounts in a timely manner.
“Affiliate” means in relation to any Person, any Person which shall (i) control, (ii) be under the control of, or (iii) be under common control with such Person (the term “control” as used herein shall be deemed to mean ownership of more than 25% of the outstanding voting stock of a corporation or other majority equity and control interest if such Person is not a corporation) and the power to direct or cause the direction of the management or policies of such Person.
“Alterations” means all changes, additions, improvements or repairs to, all alterations, reconstructions, restorations, renewals, replacements or removals of, and all substitutions or replacements for, any of the Improvements or Building Equipment, both interior and exterior, structural and non-structural, and ordinary and extraordinary and shall include any Major Alterations.
“Annual Renewal Term Base Rent Notice” is defined in Exhibit B.
“Application” means the commencement of proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the incorporating statute of the relevant corporation or other similar legislation), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets, or under any other present or future federal or provincial statute, law or regulation of similar intent or application.
“Approved Replacement Guarantor” means a Person (1) for whom, prior to any Replacement, Landlord shall have received evidence that such Person has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding and there are no material outstanding judgments against such Person and (2) (x) who is under common Control with Tenant and owns a direct or indirect interest in Tenant and (y) for whom consolidated financial statements are prepared, which financial statements include the results of Tenant.
“Base Rent” is defined in Section 3.02(b).
“Beginning CPI” is defined in Exhibit B.

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“Bessemer Land” is defined in Recital B.
“Building Equipment” is defined in the Recitals to this Lease.
“Building Equipment Alteration” is defined in the first paragraph of Article 6.
“Building Structures” is defined in Recital C.
“Business Day” means any day excluding (i) Saturday, (ii) Sunday, (iii) any day that is a legal holiday under the Laws of the province of Ontario, and (iv) any day on which banking institutions located in the province of Ontario are generally not open for the conduct of regular business.
“Commencement Date” is defined in the first paragraph of this Lease.
“Competitor” means any entity that is primarily engaged in the business of concrete or steel pressure or non-pressure pipes, ductile iron pipe, corrugated metal pipe, HDPE / PVC / GRP pipe, concrete boxes and box culverts, manholes, specialty precast products including, without limitation, utility vaults, retaining walls, mechanically stabilized earth walls, median barriers, erosion mats, pile caps, utility trench, and other precast or pre-stressed concrete products.  In addition, the definition of Competitor may be reasonably amended from time to time by Tenant, to the extent that Tenant actually enters new lines of business, by serving Notice on Landlord under the terms of this Agreement; provided, such amended definition complies with the Permitted Uses set forth herein.
“Consideration Period” is defined in Section 31.01.
“Control” means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, through the ownership of voting securities, by contract or otherwise.
“CPI” is defined in Section 3.02(a).
“Default” is defined in Section 15.01.
“Demised Properties” is defined in the Recitals to this Lease.
“Easement Agreement” means any conditions, covenants, restrictions, easements, declarations, licenses and other agreements as may now or hereafter be registered in the applicable land records for any of the Demised Properties, to the extent such agreements (or a copy thereof) have been, or are, promptly after the execution thereof, provided to Tenant.
“Environmental Claims” is defined in Section 29.04.
“Environmental Laws” means any federal, provincial or local law, statute, ordinance, permit condition, regulation or written policy pertaining to public or worker health or safety, natural resources, climate change, or the regulation protection of the indoor or outdoor environment, the regulation or reporting of Hazardous Materials, including the following: (i) the Environmental Protection Act (Ontario), and all regulations, published governmental policies, and administrative or judicial orders promulgated under or implementing or enforcing said law; (ii) all provincial or local laws and regulations which implement the foregoing federal laws or which pertain to public health and safety, occupational health and safety, natural resources or environmental protection, all as amended from time to time, and all regulations, published governmental policies, and administrative or judicial orders promulgated under the foregoing laws; (iii) all federal and

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provincial common law, including the common law of public or private nuisance, trespass, negligence or strict liability, where such common law pertains to public health and safety, occupational health and safety, natural resources, environmental protection, the public trust doctrine, or the use and enjoyment of property, and all judicial orders promulgated under said laws; and (iv) all similar provincial laws, regulations, permit conditions, or binding governmental policies or which otherwise regulate environmental matters and are applicable to any of the Demised Properties.
“Environmental Media” means soil, fill material, or other geologic materials at all depths, groundwater at all depths, surface water including storm water and sewerage, indoor and outdoor air, and all living organisms, including all animals and plants, whether such Environmental Media are located on or off the Demised Properties.
“EPS Department” is defined in Section 4.05.
“Equipment Relocation” is defined in Section 4.03.
“Estoppel Certificate” is defined in Article 24.
“Event of Default” is defined in Section 15.01.
“Exercise Notice” is defined in Section 34.02.
“Fair Market Rental Value” has the meaning set forth in Section 3.02 for use in that Section.
“First Amendment” is defined in Recital A.
“GAAP” means Canadian generally accepted accounting principles as in effect from time to time, including those set forth in the Handbook of the Canadian Professional Accountants, which are applicable to the circumstances as of the date of determination.
“Governmental Authority” means (i) any international, foreign, federal, provincial, regional, county or municipal government, or political subdivision thereof, (ii) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body, or (iii) any court, administrative tribunal or public utility.
“Guarantor” means Forterra, Inc., a Delaware corporation, or any replacement guarantor pursuant to a Replacement Guaranty delivered in accordance with the terms hereof.
“Guaranty” shall mean the Guaranty of Amended and Restated Master Land and Building Lease dated as of the date hereof from Guarantor to Landlord guaranteeing the payment and performance by Tenant of all of Tenant’s obligations under this Lease, or any Replacement Guaranty delivered in accordance with the terms hereof.
“Hazardous Materials” means any ignitable, reactive, explosive, corrosive, carcinogenic, mutagenic, toxic or radioactive material, whether virgin material, secondary material, by-product, waste or recycled material, defined, regulated or designated as a contaminant, pollutant, hazardous or toxic substance, material, waste, contaminant or pollutant under any Environmental Laws or otherwise regulated as hazardous under any other Canadian, state, provincial or local law, statute, regulation or ordinance presently in effect or as amended or promulgated in the future during the Term hereof, and shall specifically include: (i) those materials included within the definitions of “hazardous substances,” “extremely hazardous substances,” “hazardous materials,”

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“toxic substances” “toxic pollutants,” “hazardous air pollutants” “toxic air contaminants,” “solid waste,” “hazardous waste,” “pollutants,” contaminants,” “greenhouse gasses” or similar categories under any Environmental Laws; (ii) those materials that create liability under common law theories of public or private nuisance, negligence, trespass or strict liability; and (iii) specifically including any material, waste or substance that contains: (A) petroleum or petroleum derivatives byproducts, including crude oil and any fraction thereof and waste oil; (B) asbestos; (C) polychlorinated biphenyls; (D) formaldehyde; and (E) radon. If not already defined as a Hazardous Material under any of the foregoing terms, mold and fungi of any type or concentration shall be deemed a Hazardous Material hereunder if present in any Improvements under such conditions or circumstance as to represent blight or any unsanitary condition or that impairs the use of any Improvements or portion thereof for its intended uses. Hazardous Materials may be man-made or naturally occurring.
“Improvements” is defined in the Recitals to this Lease.
“Initial Adjustment Dates” is defined in Section 3.02(a).
“Initial Base Date” is defined in Section 3.02(a).
“Initial Base Rent Escalation” is defined in Section 3.02(a).
“Land” is defined in the Recitals to this Lease.
“Landlord” is defined in the first paragraph of this Lease.
“Landlord Assignment and Assumption Agreement” is defined in Section 30.01.
“Landlord Award Amount” means the amount of the award or indemnity actually received by Landlord for any taking of any portion of any Demised Property, less any and all costs and expenses incurred by Landlord in connection with such taking (including any and all costs and expenses incurred by Landlord in connection with obtaining such award or indemnity).
“Landlord Parties” means, collectively, (i) Landlord and any Landlord’s Mortgagee, and (ii) any successors or assigns of any of Landlord, or any Landlord’s Mortgagee.
“Landlord’s Account” is defined in Section 3.01.
“Landlord’s Mortgagee” means any Persons holding a mortgage, deed of trust, deed to secure debt or similar instrument encumbering Landlord’s interest in the Demised Properties or portion thereof.
“Late Fee” is defined in Section 15.03.
“Law” means all international, foreign, federal, provincial and local statutes, treaties, rules, regulations, ordinances, codes, directives, orders, or binding policies issued pursuant thereto, and binding administrative or judicial precedents.
“Lease” is defined in the first paragraph of this agreement.
“Lease Term” is defined in Section 2.01(a).

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“Leasehold Mortgage” means any leasehold deed of trust, mortgage, deed to secure debt, assignment of leases and rents, assignment, security agreement, or other security document securing financing from a lender of Tenant and encumbering Tenant’s leasehold interest in any Demised Property.
“Liens” means liens, mortgages, security interests, charges and encumbrances.
“Losses” means all losses, claims, demands, actions, causes of action, settlements, obligations, duties, indebtedness, debts, controversies, remedies, choses in action, liabilities, costs, penalties, fines, damages, injuries, judgments, forfeitures, or expenses (including reasonable attorneys’, consultant, testing and investigation and expert fees and court costs), whether known or unknown, liquidated or unliquidated, or direct or indirect.
“Net Award” shall mean the entire proceeds of any insurance required under Section 10.01 (to the extent payable to Landlord or Landlord’s Mortgagee), less any expenses incurred by Landlord and Landlord’s Mortgagee in collecting such award or proceeds.
“Non-Preapproved Assignee” is defined in Section 22.01(c).
“Non-Preapproved Assignment” is defined in Section 22.01(c).
“Non-Renewal Notice” is defined in Section 2.02(b).
“Offering Notice” is defined in Article 34.
“Option Period” is defined in Section 2.02(a).
“Option Period Adjustment Date” is defined in Section 3.02(a).
“Option Period Base Date” is defined in Section 3.02(a).
“Option Period Base Rent Escalation” is defined in Section 3.02(c).
“Original Lease” is defined in Recital A.
“Original Lease Term” is defined in Section 2.01(a).
“Original Movable Building Equipment” is defined in Recital C.
“Original Tenant” is defined in Recital A.
“Other Parties” is defined in Section 29.02.
“Permitted Uses” means any heavy manufacturing or other industrial use and any ancillary uses (including ancillary office uses) related thereto, as Tenant may determine in Tenant’s reasonable business judgment, provided that such use: (a) does not violate any applicable Law, ordinance or regulation (including, but not limited to, those relating to environmental, zoning and land use matters); or (b) does not violate registered matters or restrictions affecting the Demised Property (which, if created by Landlord during the Lease Term, were consented to by Tenant).

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“Person” means an individual, corporation, partnership, joint venture, association, joint-stock company, trust, estate, limited liability company, non-incorporated organization or association, or any other entity, any Government Authority or any agency or political subdivision thereof.
“Post-Occupancy Period” means the number of days that Tenant shall require (not to exceed sixty (60) consecutive days) for the sole purpose of removing all Tenant Equipment from the Demised Properties, which period shall commence on the date immediately succeeding the expiration date of the Lease Term.
“Post-Occupancy Removal Notice” means a statement by Tenant of the Post-Occupancy Period delivered to Landlord no later than twelve (12) months prior to the expiration date of the Lease Term.
“Preapproved Sublet” is defined in Section 22.01(a).
“Prior Months” is defined in Exhibit B.
“Real Estate Taxes” means (i) all taxes and general and special assessments and other impositions in lieu thereof, or as a supplement thereto and any other tax measured by the value of real property and assessed on a uniform basis against the owners of real property, including any substitution in whole or in part therefor due to a future change in the method of taxation, and, except as otherwise provided in this Lease, including any increase in any of the foregoing resulting from any sale, exchange, mortgage, encumbrance, or other disposition by Landlord, in each case assessed against, or allocable or attributable to, any of the Demised Properties and accruing during or prior to the Lease Term, and (ii) all transfer taxes imposed in connection with this Lease.
“Release” means any active or passive spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into any Environmental Media. For the purposes of this Lease, “Release” also includes any threatened Release.
“Remedial Activities” means any investigation, work plan, preparation, removal, repair, cleanup, abatement, remediation, monitored natural attenuation, natural resource damage assessment and restoration, closure, post-closure, detoxification or remedial activity of any kind whatsoever necessary to address Environmental Conditions to the extent required by Environmental Laws.
“Rent” means Base Rent plus Additional Rent.
“Repairs” means all replacements, renewals, alterations, additions and betterments necessary for Tenant to properly maintain each Demised Property in good order, repair and condition, safe and fit for its permitted use under this Lease.
“Replacement Cap” is defined in Section 31.01.
“Replaced Property” is defined in Section 31.01.
“Replacement Property” is defined in Section 31.01.
“Restoration Fund” is defined in Section 11.04.
“Restoration Work” is defined in Section 11.01.
“Review Criteria” is defined in Section 22.01(c).

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“Review Period” is defined in Section 34.02.
“Second Amendment” is defined in Recital A.
“Shortfall Amount” is defined in Section 11.04.
“Site Reviewers” is defined in Section 18.02.
“SNDA” is defined in Section 23.01.
“Sold Land” is defined in Recital B.
“Tenant” is defined in the first paragraph of this Lease.
“Tenant Equipment” is defined in the Recitals to this Lease.
“Tenant’s Lender” means any lender of Tenant that holds a Leasehold Mortgage.
“Third Amendment” is defined in Recital A.
“Threshold Amount” means One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) for a period of twelve (12) consecutive months, or such lesser amount as may be required to be placed within an escrow account by any Landlord’s Mortgagee.
“US Demised Properties” means those certain properties listed on Exhibit A-2.
“Use” means the receipt, handling, generation, storage, treatment, recycling, disposal, transfer, transportation, introduction, or incorporation into, on, about, under or from the Demised Properties of Hazardous Materials.
“US Landlord” means Pipe Portfolio Owner Exchange (Multi) LP, a Delaware limited partnership.
“US Lease” means that certain Amended and Restated Master Land and Building Lease, dated on or about the date hereof, between US Landlord, as Landlord and Forterra Pipe & Precast, LLC, a Delaware limited liability company, United States Pipe and Foundry Company, LLC, an Alabama limited liability company, Forterra Concrete Products, Inc., an Iowa corporation, and Forterra Concrete Industries, Inc., a Tennessee corporation, collectively, as Tenant, covering the US Demised Properties.

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SCHEDULE 2
LIST OF ORIGINAL MOVABLE BUILDING EQUIPMENT

Name of Plant	Street	City	Province	Post Code	Country	Segment	Overhead cranes	Crane Capacities
Cambridge	2099 Roseville Road	Cambridge	Ontario	N1R5S3	CAD	Gravity Pipe & Products	9	5T; 7.5T; (3) 11T; (2) 25T; (2) 30T
Ottawa	3374 Rideau Road	Gloucester	Ontario	K1G3N4	CAD	Gravity Pipe & Products	2	15T; 25T

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SCHEDULE 4.05
LIST OF MUNICIPAL AGREEMENTS

OTTAWA DEMISED PROPERTY:

1.
Supplementary Development Agreement made October 21, 2002 between Hanson Pipe & Products Canada, Inc. and City of Ottawa, notice of which was registered against title to the Ottawa Demised Property on February 25, 2004 as Instrument No. OC302893.

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SCHEDULE 7.02
LIST OF REQUIRED REPAIRS

Partner Site #	Forterra Site #	Street Address	City	State	Post Code	Country	Immediate & Short-term Repairs Total Cost	Immediate & Short-term Recommendations (For additional information, refer to the PCA Section noted below)
57	35	2099 Roseville Road	Cambridge	Ontario	N1R5S3	CAN	$0	NA
58	32	3374 Rideau Road	Gloucester	Ontario	K1G3N4	CAN	$15,000	Short-term Repair - Section 5.3: Reported capital improvement - replace main electrical panels.
Total:							$15,000

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EXHIBIT A-1
LOCATION/ADDRESS OF DEMISED PROPERTIES/ADJUSTMENT AMOUNTS

ADDRESS	CITY	PROVINCE	POSTAL CODE	COUNTRY	ADJUSTMENT AMOUNTS

2099 Roseville Road	Cambridge	Ontario	N1R5S3	CAN	70.365%
3374 Rideau Road	Gloucester	Ontario	K1G3N4	CAN	29.635%
					100.000%

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EXHIBIT A-2
LIST OF US DEMISED PROPERTIES

	Name of Plant	Street	City	State	Post Code	Country
1.	Bessemer, AL	2023 St. Louis Avenue; and 2108 18th Avenue North	Bessemer	AL	35020	USA
2.	Billings, MT	1521 South 32nd Street West	Billings	MT	59102	USA
3.	Bonner Spring, KS	23600 West 40th Street	Bonner Springs	KS	66226	USA
4.	Hawley, MN	401 Michael Street S; and 1025 Cretex Street	Hawley	MN	56549	USA
5.	Iowa Falls, IA	540 Country Club Road	Iowa Falls	IA	50126	USA
6.	Marshalltown, IA	2002 East Olive Street	Marshalltown	IA	50158	USA
7.	Menoken, ND	1101 158th Street Northeast	Menoken	ND	58558	USA
8.	Rapid City, SD	1601 Culvert Street	Rapid City	SD	57701	USA
9.	Cedar Hill Pipe Plant	2138 Highway 67 South	Cedar Hill	TX	75104	USA
10.	Columbus Gravity Pipe Plant	1500 Haul Rd.	Columbus	OH	43207	USA
11.	Deland Precast Plant	840 West Ave	Deland	FL	32720	USA
12.	EI Mirage	12600 W. Northern Ave	El Mirage	AZ	85335	USA
13.	Elk River	1340 6th Street	Elk River	MN	55330	USA
14.	Grand Prairie	1000 N. MacArthur Blvd.	Grand Prairie	TX	75050	USA

15.	Houston Box Plant, Houston Jersey Village Gravity Pipe Plant, Houston Precast Plant	11201 FM 529	Houston	TX	77240	USA
16.	Sacramento	7020 Tokay Avenue	Sacramento	CA	95828	USA
17.	Waco Precast Plant	11710 Chapel Road	Hewitt	TX	76643	USA

18.	Winter Haven Pipe Plant	1285 Lucerne Loop Road	Winter Haven	FL	33881	USA
19.	Gretna Pipe Plant	55 Dritches Hayes Clary Ave	Gretna	FL	32332	USA
20.	Marianna Precast Plant	4043 Family Dollar Parkway	Marianna	FL	32448	USA
21.	St. Martinville Pipe Plant	520 W. Port Street	St. Martinville	LA	70582	USA
22.	West Memphis Pipe Plant	501 East Jefferson	West Memphis	AR	72301	USA
23.	Sherman-Dixie Lexington	759 Phillips Lane and 760 Phillips Lane	Lexington	KY	40504	USA
24.	Plattsmouth, NE	369 Wiles Road	Plattsmouth	NE	68048	USA
25.	Austin	801 Airport Blvd	Austin	TX	78702	USA

EXHIBIT A-2    A&R MASTER LAND AND BUILDING LEASE
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EXHIBIT A-3
SOLD LAND
5387 Bethesda Road, Stouffville, Ontario
Parcel Identifier Number 03719-0147 (LT)
PT LT 4 CON 8 WHITCHURCH PT 2 65R10006; EXCEPT PTS 1 TO 3 65R18573 ; WHITCHURCH-STOUFFVILLE
being the whole of the said PIN
Land Titles Division of York Region (No. 65)

102 Prouse Road, Uxbridge, Ontario
Parcel Identifier Number 26831-0117 (LT)
PT LTS 16 & 17 CON 1 TWP OF UXBRIDGE, PTS 1, 3 & 4 PL 40R22895; UXBRIDGE, REGIONAL MUNICIPALITY OF DURHAM, T/W EASE OVER PT RDAL BTN LTS 15 & 16 CON 1, UXBRIDGE PT 1 PL 40R23312 AS IN DR370684
being the whole of the said PIN
Land Titles Division of York Region (No. 65)

699-701 Industriel Boulevard, Saint-Eustache, Québec
(i) That certain emplacement known and designated as lot number ONE MILLION, NINE HUNDRED AND SEVENTY-FOUR THOUSAND AND FIFTY-EIGHT (1 974 058) of the Cadastre of Québec, Registration Division of Deux-Montagnes, together with the building thereon erected bearing civic address 699 Industriel Boulevard, City of Saint-Eustache, Province of Quebec J7R 6C3;
(ii) That certain emplacement known and designated as lot number ONE MILLION, NINE HUNDRED AND SEVENTY-FOUR THOUSAND AND FIFTY-SEVEN (1 974 057) of the Cadastre of Québec, Registration Division of Deux-Montagnes, together with the building thereon erected bearing civic address 701 Industriel Boulevard, City of Saint-Eustache, Province of Quebec J7R 6C3; and
(iii) That certain emplacement known and designated as lot number ONE MILLION, NINE HUNDRED AND SEVENTY-FIVE THOUSAND, TWO HUNDRED AND NINETY-TWO (1 975 292) of the Cadastre of Québec, Registration Division of Deux-Montagnes, a vacant lot.

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EXHIBIT B

METHOD OF CPI ADJUSTMENT FOR OPTION PERIOD BASE RENT

(a)    As of each Option Period Adjustment Date when the average CPI determined in clause (i) below exceeds the Beginning CPI (as defined in this Paragraph), the annual Base Rent in effect immediately prior to the applicable Option Period Adjustment Date shall be multiplied by a fraction, the numerator of which shall be the difference between (i) the average CPI for the three (3) most recent calendar months (the “Prior Months”) ending prior to such Option Period Adjustment Date for which the CPI has been published on or before the forty-fifth (45th) day preceding such Option Period Adjustment Date and (ii) the Beginning CPI, and the denominator of which shall be the Beginning CPI. The product of such multiplication shall be added to the Base Rent in effect immediately prior to such Option Period Adjustment Date. Notwithstanding the foregoing, at each Option Period Adjustment Date, the CPI Adjustment shall be no greater than four percent (4%) of the annual Base Rent in effect immediately prior to the applicable Option Period Adjustment Date. As used herein, “Beginning CPI” shall mean the average CPI for the three (3) calendar months corresponding to the Prior Months, but occurring one (1) year earlier. If the average CPI determined in clause (i) is the same or less than the Beginning CPI, the Base Rent will remain the same for the ensuing one (1) year period.
(b)    Effective as of a given Option Period Adjustment Date, Base Rent payable under this Lease until the next succeeding Option Period Adjustment Date shall be the Base Rent in effect after the adjustment provided for as of such Option Period Adjustment Date.
(c)    Notice of the new annual Base Rent (each an “Annual Renewal Term Base Rent Notice”) shall be delivered to Tenant on or before the tenth (10th) day preceding each Option Period Adjustment Date. If Landlord does not deliver an Annual Renewal Term Base Rent Notice on or before the tenth (10th) day preceding the applicable Option Period Adjustment Date, Tenant shall provide written notice of such failure to Landlord, and, if Landlord fails to deliver the applicable Annual Renewal Term Base Rent Notice within ten (10) Business Days after receipt of such notice from Tenant, then such failure shall be deemed a waiver of Landlord’s rights to collect such sums until the next succeeding Option Period Adjustment Date.

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EXHIBIT C
FORM OF SNDA
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is entered into as of [______], 20[__] (the “Effective Date”) by and among [____________] (together with any other holder of the Loan (defined below) and their respective successors and assigns, “Mortgagee”), [______________], a [________] (hereinafter, the “Tenant”) and [_________], a [_________] (“Landlord”).
RECITALS
A.    Landlord owns title in the real property described in Exhibit “A” attached hereto (the “Property”).
B.    Mortgagee has made or intends to make a loan to Landlord (the “Loan”).
C.    To secure the Loan, Landlord has or will encumber the Property by entering into a mortgage or deed of trust in favor of Mortgagee (as amended, increased, renewed, extended, spread, consolidated, severed, restated, or otherwise changed from time to time, the “Mortgage”) to be registered in the land registries.
D.    Pursuant to the Lease dated [__________], (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Lease”) between Landlord and Tenant, Landlord leased the Property to Tenant, as more particularly described in the Lease (the “Leased Premises”).
E.    [A Notice of Lease dated ________________ by and between Tenant and Landlord regarding the Lease is [to be] registered [herewith] with the ________________.]
F.    Tenant and Mortgagee desire to agree upon the relative priorities of their interests in the Property and their rights and obligations if certain events occur.
NOW, THEREFORE, for good and sufficient consideration, Tenant and Mortgagee agree:
1.    Definitions. The following terms shall have the following meanings for purposes of this agreement.
a.    Foreclosure Event. A “Foreclosure Event” means: (i) foreclosure under the Mortgage; (ii) any other exercise by Mortgagee of rights and remedies (whether under the Mortgage or under applicable law, including bankruptcy law) as holder of the Loan and/or the Mortgage, as a result of which Mortgagee becomes owner of the Property; or (iii) delivery by Landlord to Mortgagee (or its designee or nominee) of a deed or other conveyance of Landlord’s interest in the Property in lieu of any of the foregoing.
b.    Former Landlord. A “Former Landlord” means Landlord and any other party that was landlord under the Lease at any time before the occurrence of any attornment under this Agreement.
c.    Offset Right. An “Offset Right” means any right or alleged right of Tenant to any defense (other than one arising from actual payment and performance, which payment and performance would bind

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a Successor Landlord pursuant to this Agreement), claim, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent or performance of Tenant’s other obligations under the Lease, arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
d.    Rent. The “Rent” means any fixed rent, base rent or additional rent under the Lease.
e.    Successor Landlord. A “Successor Landlord” means any party that becomes owner of the Property as the result of a Foreclosure Event.
f.    Termination Right. A “Termination Right” means any right of Tenant to cancel or terminate the Lease or to claim a partial or total eviction arising (whether under the Lease or under applicable law) from Landlord’s breach or default under the Lease.
g.    Other Capitalized Terms. If any capitalized term is used in this Agreement and no separate definition is contained in this Agreement, then such term shall have the same respective definition as set forth in the Lease.
2.    Subordination. Subject to the provisions hereof, the Lease, as the same may hereafter be modified, amended or extended, shall be, and shall at all times remain, subject and subordinate to the Lien of the Mortgage (but not to the terms thereof), and all advances made under the Mortgage. Notwithstanding the foregoing, Mortgagee may elect, in its sole and absolute discretion, to subordinate the Lien of the Mortgage to the Lease.
3.    Nondisturbance, Recognition and Attornment.
a.    No Exercise of Mortgage Remedies Against Tenant. So long as Tenant is not in default under the Lease beyond any applicable grace or cure periods with respect to a default that would allow Landlord, pursuant to the Lease, to terminate same (an “Event of Default”), Mortgagee (i) shall not terminate or disturb Tenant’s possession of the Leased Premises or rights under the Lease, except in accordance with the terms of the Lease and (ii) shall not name or join Tenant as a defendant in any exercise of Mortgagee’s rights and remedies arising upon a default under the Mortgage, unless applicable law requires Tenant to be made a party thereto as a condition to proceeding against Landlord or prosecuting such rights and remedies. In the latter case, Mortgagee may join Tenant as a defendant in such action only for such purpose and not to terminate the Lease or otherwise adversely affect Tenant’s rights under the Lease or this Agreement in such action.
b.    Recognition and Attornment. Upon Successor Landlord taking title to the Property (i) Successor Landlord shall be bound to Tenant under all the terms and conditions of the Lease (except as provided in this Agreement); (ii) Tenant shall recognize and attorn to Successor Landlord as Tenant’s direct landlord under the Lease as affected by this Agreement; and (iii) the Lease shall continue in full force and effect as a direct lease, in accordance with its terms (except as provided in this Agreement), between Successor Landlord and Tenant. Tenant hereby acknowledges that, pursuant to the Mortgage and assignment of rents, leases and profits, Landlord has granted to Mortgagee an absolute, present assignment of the Lease and Rents which provides that Tenant continue making payments of Rents and other amounts owed by Tenant under the Lease to Landlord and to recognize the rights of Landlord under the Lease until notified otherwise in writing by Mortgagee. After receipt of such notice from Mortgagee, Tenant shall thereafter make all such payments directly to Mortgagee or as Mortgagee may otherwise direct, without any further inquiry on the part of Tenant. Landlord specifically agrees that Tenant may conclusively rely upon any written notice Tenant receives from Mortgagee notwithstanding any claim by Landlord contesting the validity of any term or condition of such notice, including, but not limited to, any default claimed by Mortgagee, and that Landlord

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shall not make any claim of any kind whatsoever against Tenant or Tenant’s leasehold interest with respect to any amounts paid to Mortgagee by Tenant or any acts performed by Tenant, pursuant to such written notice, and such amounts paid to Mortgagee shall be credited to amounts due under the Lease as if such amounts were paid directly to Landlord.
c.    Further Documentation. The provisions of this Article 3 shall be effective and self-operative without any need for Successor Landlord or Tenant to execute any further documents. Tenant and Successor Landlord shall, however, confirm the provisions of this Article 3 in writing upon request by either of them within thirty (30) days of such request.
4.    Protection of Successor Landlord. Notwithstanding anything to the contrary in the Lease or the Mortgage, Successor Landlord shall not be liable for or bound by any of the following matters:
a.    Claims Against Former Landlord. Any Offset Right that Tenant may have against any Former Landlord, unless (i) such Offset Right arises after the date Mortgagee encumbers the Property with the Mortgage and (ii) Tenant shall have given written notice to Mortgagee of such Offset Right promptly upon Tenant’s actual knowledge of the occurrence of the event(s) giving rise to such Offset Right. The foregoing shall not limit either (x) Tenant’s right to exercise against Successor Landlord any Offset Right otherwise available to Tenant because of events occurring after the date of a Foreclosure Event or because of events occurring on or before the date of a Foreclosure Event, notice of which shall have been given to Mortgagee, or (y) Successor Landlord’s obligation to correct any conditions that existed as of the date of a Foreclosure Event that violate Successor Landlord’s obligations as landlord under the Lease.
b.    Prepayments. Any payment of Rent that Tenant may have made to Former Landlord more than thirty (30) days before the date such Rent was first due and payable under the Lease with respect to any period after the date of a Foreclosure Event and Tenant’s receipt of notice of such Foreclosure Event other than, and only to the extent that, the Lease expressly required such a prepayment or such payment was delivered to Mortgagee or Successor Landlord.
c.    Security Deposit; Representations and Warranties. Any obligation (i) with respect to any security deposited with Former Landlord, unless such security was actually delivered to Mortgagee or Successor Landlord; or (ii) arising from a breach by Former Landlord of representations and warranties contained in the Lease; or (iii) without in any way superseding subsection (a) above, to pay Tenant any sum(s) accrued prior to Successor Landlord becoming owner of the Property and owed to Tenant by Former Landlord, unless actually paid over to Successor Landlord.
d.    Modification, Amendment or Waiver. Any modification or amendment of the Lease, or any waiver of the terms of the Lease, made without Mortgagee’s written consent (which consent shall not be unreasonably withheld, conditioned or delayed), excepting, however, commercially reasonable non-material amendments or modifications of the Lease (for the avoidance of doubt, such non-material modifications do not include any changes in the rights of any “Landlord Mortgagee” as such term is defined in the Lease, reductions in rent, reductions in length of term, imposition of material obligations on Landlord or material reductions of the obligations of Tenant under the Lease) which are the result of good faith, arm’s length negotiations between Landlord and Tenant and of which Mortgagee receives prompt notice together with a copy of such amendment.
e.    Surrender, Etc. Any consensual or negotiated surrender, cancellation, or termination of the Lease, in whole or in part, agreed upon between Landlord and Tenant, unless effected unilaterally by Tenant pursuant to the express terms of the Lease.

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5.    Exculpation of Successor Landlord. Notwithstanding anything to the contrary in this Agreement or the Lease, Successor Landlord’s obligations and liability under the Lease shall never extend beyond Successor Landlord’s (or its successors’ or assigns’) interest, if any, in the Property from time to time, including without limitation insurance and expropriation proceeds, security deposits, escrows, Successor Landlord’s interest in the Lease, and the proceeds from any sale, lease or other disposition of the Property (or any portion thereof) by Successor Landlord (collectively, the “Successor Landlord’s Interest”). Tenant shall look exclusively to Successor Landlord’s Interest (or that of its successors and assigns) for payment or discharge of any obligations of Successor Landlord under the Lease as affected by this Agreement. If Tenant obtains any money judgment against Successor Landlord with respect to the Lease or the relationship between Successor Landlord and Tenant, then Tenant shall look solely to Successor Landlord’s Interest (or that of its successors and assigns) to collect such judgment. Tenant shall not collect or attempt to collect any such judgment out of any other assets of Successor Landlord. Nothing set forth in this paragraph shall be construed to limit Tenant’s equitable remedies, including specific performance and injunctive relief.
6.    Casualty and Expropriation. Mortgagee agrees that, notwithstanding any provision of the Mortgage or any instrument secured by the Mortgage, any insurance proceeds and any expropriation awards which may be received by any party hereto and which relate to the Property shall be used or disbursed in accordance with the terms of the Lease.
7.    Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in the Lease or this Agreement, before exercising any Offset Right or Termination Right:
a.    Notice to Mortgagee. Tenant shall provide Mortgagee with notice of the breach or default by Landlord giving rise to same (the “Default Notice”) and, thereafter, the opportunity to cure such breach or default as provided for below.
b.    Mortgagee’s Cure Period. After Mortgagee receives a Default Notice, Mortgagee shall have a period of thirty (30) days under the Lease in which to cure the breach or default by Landlord. Mortgagee shall have no obligation to cure (and, without limiting anything contained in Section 4(a) above, shall have no liability or obligation for not curing) any breach or default by Landlord, except to the extent that Mortgagee agrees or undertakes otherwise in writing. In addition, as to any breach or default by Landlord the cure of which requires possession and control of the Property, if Mortgagee undertakes such cure or causes such cure to be commenced by a receiver within the period permitted by this paragraph, and so long as Mortgagee continues to or causes a receiver to diligently and in good faith cure such breach or default, Mortgagee’s cure period shall continue for such additional time (but in any event not to exceed ninety (90) days in the aggregate) as Mortgagee may reasonably require to either (i) obtain possession and control of the Property with due diligence and thereafter cure the breach or default with reasonable diligence and continuity; or (ii) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default. Nothing set forth in this paragraph shall limit Tenant’s rights to cure a breach or default and receive any reimbursement to which it is entitled under the Lease.
8.    Miscellaneous.
a.    Notices. Any notice or request given, or demand made, under this Agreement by one party to the other shall be in writing, and may be given or be served by hand delivered personal service, or by depositing the same with a reliable overnight courier service or by deposit in the Canadian mail, postpaid, registered or certified mail, and addressed to the party to be notified, with return receipt requested or by telefax transmission, with the original machine-generated transmit confirmation report as evidence of transmission. Notice deposited in the mail in the manner hereinabove described shall be effective from and

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after the expiration of three (3) days after it is so deposited; however, delivery by overnight courier service shall be deemed effective on the next succeeding business day after it is so deposited, and notice by personal service or telefax transmission shall be deemed effective when delivered to its addressee or within two (2) hours after its transmission, unless given after 3:00 p.m. on a business day, in which case it shall be deemed effective at 9:00 a.m. on the next business day. For purposes of notice, the addresses and telefax number of the parties shall, until changed as herein provided, be as follows:
If to Mortgagee, at:
and

If to Tenant, at:

and:
b.    Successors and Assigns. This Agreement shall bind and benefit the parties, their successors and assigns, any Successor Landlord, and its successors and assigns. If Mortgagee assigns the Mortgage, then upon delivery to Tenant of written notice thereof accompanied by the assignee’s written assumption of all obligations under this Agreement, all liability of the assignor shall terminate.
c.    Entire Agreement. This Agreement constitutes the entire agreement between Mortgagee and Tenant regarding the subordination of the Lease to the Mortgage and the rights and obligations of Tenant and Mortgagee as to the subject matter of this Agreement.
d.    Interaction with Lease and with Mortgage. If this Agreement conflicts with the Lease, then this Agreement shall govern as between the parties and any Successor Landlord, including upon any attornment pursuant to this Agreement. This Agreement supersedes, and constitutes full compliance with, any provisions in the Lease that provide for subordination of the Lease to, or for delivery of nondisturbance agreements by the holder of, the Mortgage.
e.    Mortgagee’s Rights and Obligations. Except as expressly provided for in this Agreement, Mortgagee shall have no obligations to Tenant with respect to the Lease. If a Foreclosure Event occurs, then all rights and unaccrued obligations of Mortgagee under this Agreement shall terminate, without thereby affecting in any way the rights and obligations of Successor Landlord provided for in this Agreement or under the Lease.
f.    Interpretation; Governing Law. The interpretation, validity and enforcement of this Agreement shall be governed by and construed under the laws of the Province of Ontario, excluding its principles of conflict of laws.
g.    Amendments. This Agreement may be amended, discharged or terminated, or any of its provisions waived, only by a written instrument executed by the party to be charged.
h.    Due Authorization. Tenant represents to Mortgagee that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions. Mortgagee represents to Tenant that it has full authority to enter into this Agreement, which has been duly authorized by all necessary actions.
i.    Execution. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

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[THIS SPACE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, Mortgagee, Tenant and Landlord have caused this Agreement to be executed as of the date first above written.

MORTGAGEE:

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

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TENANT:

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LANDLORD:

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LIST OF EXHIBITS
If any exhibit is not attached hereto at the time of execution of this Agreement, it may thereafter be attached by written agreement of the parties, evidenced by initialing said exhibit.
Exhibit “A” – Legal Description of the Land

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EXHIBIT D
FORM OF TENANT’S ESTOPPEL CERTIFICATE
The undersigned,                     , whose address is                              represents and certifies as follows as of the date hereof:
1.    The undersigned is the tenant (“Tenant”) under that certain Amended and Restated Master Land and Building Lease dated              with                         ______ as Landlord (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Lease”), covering the properties described therein (collectively the “Demised Properties”), a true and correct copy of which (together with all amendments thereof) is attached hereto as Exhibit A. [Tenant understands that _____________________________ (“Secured Party”) intends to enter into financing arrangements with Landlord, as borrower, to be secured, among other things, by certain mortgages, deeds of trust and assignments of leases and rents, as amended, covering the Demised Properties.]
2.    The Lease constitutes the only agreement, promise, understanding or commitment (either written or oral) Tenant has with respect to the Demised Properties and any right of occupancy or use thereof.
3.    The Lease is in full force and effect and has not been assigned, subleased, supplemented, modified or amended, in whole or in part, except as follows:

4.    Tenant has not given Landlord any notice of termination under the Lease.
5.    Tenant took possession of the Demised Properties pursuant to the Lease on or about ___________ ___, ___, and commenced paying rent pursuant to the Lease on or about ___________ ___, ___. Tenant presently occupies the Demised Properties, is open for business and operating at all of the Demised Properties, and is paying rent on a current basis. No rent has been paid by Tenant in advance except for the monthly rental that becomes due on                     , and no deposits, including security deposits and prepayments of rent, have been made in connection with the Lease. Tenant agrees not to pay rent more than one (1) month in advance unless otherwise specified in the Lease.
6.    The monthly base rental is the sum of                     Dollars ($            ). Landlord has not agreed to reimburse Tenant for or to pay Tenant’s rent obligation under any other lease

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7.    The Lease term commenced on         , expires on                 , and there are no options to renew except:                     .
8.    Tenant is not in default of any of its obligations under the Lease, nor have there occurred any events that with the passage of time or giving of notice or both, will result in any such default. To the best knowledge of Tenant, there are no defaults under the Lease by Landlord, nor have any events occurred that with the passage of time or giving of notice or both, will result in any such default. To the best of Tenant’s knowledge and belief, Tenant does not presently have (nor with the passage of time or giving of notice or both will have) any offset, charge, Lien, claim, termination right or defense under the Lease.
9.    Tenant has no right of first offer, right of first refusal, or option to purchase, with respect to all or any portion of any Demised Properties[.][, except as set forth in Article 34 of the Lease].
10.    Tenant is aware that third parties[, including Secured Party,] intend to rely upon this Certificate and the statements set forth herein and that the statements and facts set forth above shall be binding on Tenant.
11.    Tenant is not entitled to any concession or rebate of rent or other charges from time to time due and payable under the Lease, and there are no unpaid or unreimbursed construction allowances or other offsets due Tenant under the Lease.
12.    To the best of Tenant’s knowledge and belief, there are no rental, lease or similar commissions payable with respect to the Lease.
13.    Any notices to be provided hereunder shall be provided pursuant to the notice provisions of the Lease.
14.    Tenant and the persons executing this Certificate on behalf of Tenant have the power and authority to execute and deliver this Certificate, thereby binding Tenant.
IN WITNESS WHEREOF, Tenant has executed this Certificate this ___ day of _______________________, 20___.

“TENANT”

a

By:
Name:
Title:

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EXHIBIT E
FORM OF NOTICE OF LEASE

(See Attached)

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EXHIBIT F
FORM OF GUARANTY
GUARANTY OF AMENDED AND RESTATED MASTER LAND AND BUILDING LEASE
This Guaranty (the “Guaranty”) is executed as of the ___ day of ___________, 2018, by FORTERRA, INC., a Delaware corporation (together with its successors and permitted assigns, “Guarantor”), in favor of FORT-NOM HOLDINGS (ONQC) INC., a company incorporated under the laws of British Columbia (“Landlord”) with reference to the following facts:
A.    Forterra Pipe & Precast, Ltd., an Ontario corporation (“Tenant”) has entered into that certain Amended and Restated Master Land and Building Lease, dated as of ____________ __, 2018 (as amended or otherwise modified from time to time, the “Lease”), by and among Landlord and Tenant, pursuant to which Landlord has agreed to lease the “Demised Properties” described in the Lease (such properties, the “Premises”) to Tenant.
B.     Guarantor, directly or indirectly, owns 100% of the issued and outstanding equity interests of Tenant.
C.    As a condition precedent to the execution and delivery of the Lease by Landlord, Landlord requires that Guarantor unconditionally guaranty the performance by Tenant of its obligations set forth under the Lease.
D.    Guarantor has a material financial interest in Tenant and expects to derive material financial benefit from the Lease, and Guarantor desires that Landlord enter into the Lease with Tenant.
In consideration of the foregoing recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Guarantor hereby covenants and agrees with Landlord as follows:
1.    Guarantor absolutely, irrevocably and unconditionally guarantees to and for the benefit of Landlord and its successors and assigns the punctual and full payment as they accrue and become due of all rents of every kind under the Lease and the full, faithful and timely performance of each and all of the covenants, agreements, obligations, representations, indemnities, warranties and liabilities of Tenant (and/or of Tenant’s assigns and successors to all or any portion of Tenant’s interest in the Lease) under the Lease (each an “Obligation”, and collectively, the “Obligations”) until all such Obligations have been fully paid, performed and discharged. The liability of Guarantor hereunder shall be for all Obligations owed to Landlord including, without limitation, costs and fees (including, without limitation, actual attorneys’ and experts’ fees and disbursements and court costs that would have accrued under the Lease) and all other Obligations that would have been paid, performed and discharged by Tenant (or Tenant’s assigns and successors to all or any portion of Tenant’s interest in the Lease or the Premises) but for the commencement of proceedings for substantive relief in any bankruptcy, insolvency, debt restructuring, reorganization, readjustment of debt, dissolution, liquidation, winding-up or other similar proceedings (including proceedings under the Bankruptcy and Insolvency Act (Canada), the Winding-up and Restructuring Act (Canada), the Companies’ Creditors Arrangement Act (Canada), the incorporating statute of the relevant corporation or other similar legislation (collectively, the “Bankruptcy Laws”)), including proceedings for the appointment of a trustee, interim receiver, receiver, receiver and manager, administrative receiver, custodian, liquidator, provisional liquidator, administrator, sequestrator or other like official with respect to the relevant corporation or all or any material part of its property or assets, and other expenses incurred by Landlord in the enforcement of this Guaranty. The Obligations are to be construed in the most comprehensive sense and shall include all covenants,

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agreements, obligations, indemnities, representations, warranties and liabilities of Tenant, express or implied, under the Lease and shall continue, unaffected by any actual, purported or attempted assignment, transfer or sublease of all or any portion of Tenant’s interest in the Lease or the Premises. Notwithstanding the foregoing, only upon any failure to fully pay, perform and discharge any of the Obligations, which failure constitutes a default under the Lease, which default remains uncured beyond any applicable cure period, if any, provided in the Lease (herein called a “Breach”), Guarantor, upon written demand from Landlord, shall fully pay, perform and discharge the Obligation or Obligations in question, and shall pay all damages, losses, costs, expenses (including, without limitation, actual attorneys’ and experts’ fees and court costs) and liabilities of Landlord that may arise in consequence of the Breach.

2.    The obligations of Guarantor hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired by, the following, any or all of which may be taken without the consent of, or notice to, Guarantor nor shall any of the following give Guarantor any recourse or right of action against Landlord, each and all of which are hereby expressly authorized by Guarantor to be undertaken at any time and from time to time:

(a)	Any amendment, modification, addition or supplement of or to the Lease;

(b)
Any renewal, extension or continuation of the Lease or the term thereof, whether pursuant to a written agreement or otherwise, and including without limitation, any holding over by Tenant after the expiration of the term of the Lease, including any renewal or extension term, whether or not consented to by Landlord;

(c)	Any exercise or non-exercise or delay in the exercise or assertion by Landlord of any right or privilege under this Guaranty or the Lease;

(d)
Any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other similar proceeding relating to Guarantor or Tenant, or any action taken in respect of Tenant, this Guaranty, the Lease and/or the Premises by any trustee, receiver, debtor-in-possession or the like, by Landlord or by any court, in any such proceeding, including, without limitation, any assumption or rejection of the Lease under the Bankruptcy Laws, whether or not Guarantor shall have had notice or knowledge of any of the foregoing;

(e)
Any extension of time or other indulgence granted to Tenant or any waiver with respect to the payment of rents, additional rents and other charges and expenses to be paid by Tenant or with respect to the performance and observance of any other obligations of Tenant under the Lease;

(f)	Any assignment of the Lease or any subletting of all or any portion of the Premises;

(g)
The acceptance by Landlord of any security (including any real or personal property collateral) for the punctual and full payment of said rents or the punctual and full performance and observance of said Tenant obligations, or the release, surrender, substitution or omission to act, by Landlord with respect to any such security;

(h)	Any disaffirmance or abandonment by Tenant, any debtor-in-possession or any trustee of Tenant;

(i)	Any other act or omission to act by Landlord; and

(j)	Any other matter whatsoever whereby Guarantor would or might be released.
3.    Guarantor hereby knowingly, irrevocably, unconditionally and voluntarily waives:

EXHIBIT F    A&R MASTER LAND AND BUILDING LEASE
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(a)	All presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Guaranty;

(b)
Any right to require Landlord to proceed against Tenant or any other person at any time or to proceed against or exhaust any security held by Landlord at any time or to pursue any other remedy whatsoever at any time;

(c)
Any defense arising out of the absence, impairment or loss of any right of reimbursement, contribution or subrogation or any other right or remedy of the Guarantor against the Tenant, whether resulting from any action or election of remedies by Landlord or otherwise;

(d)
Any defense arising by reason of any invalidity or unenforceability of the Lease or any disability of Tenant, or by any cessation from any cause whatsoever of the liability of Tenant, including, without limitation, (i) any rejection or termination of the Lease under the Bankruptcy Laws or (ii) any reduction, diminution or limitation upon or discharge of the liability of Tenant under the Bankruptcy Laws;

(e)	Any defense based upon an election of remedies by Landlord;

(f)
Any duty of Landlord to advise Guarantor of any information known to Landlord regarding the financial condition of Tenant and all other circumstances affecting the ability of Tenant to perform its obligations under the Lease, as more particularly described in Paragraph 10 below;

(g)
Any duty of Landlord to give Guarantor notice of any demand by Landlord or any notice of any type or nature under the Lease, including, without limitation, any notice relating to any default by the Tenant under the Lease;

(h)
Any defense based upon any express or implied amendment, modification, addition or supplement of or to the Lease or of or to Tenant’s obligations under the Lease made without the consent of Guarantor, which consent shall not be required;

(i)	Any defense based upon the lack of perfection or continuing perfection or failure of priority of collateral security, if any, which may now or hereafter be given for performance of the Obligations;

(j)	Any defense based upon the failure by Landlord to marshal assets;

(k)	Any defense based upon any act or omission of Landlord that results in or aids in the discharge or release of Tenant;

(l)
Any defense based upon any law that provides that the obligations of a guarantor must not be larger in amount nor in other respects more burdensome than that of the principal or that reduces a guarantor’s obligation in proportion to the principal obligation;

(m)	Any defense based upon any failure of Landlord to file or enforce or compromise a claim in any bankruptcy proceeding;

(n)	Any defense based upon the avoidance of any lien in favor of Landlord for any reason;

(o)	Any defense based upon the right to enforce any remedy against any other person;

(p)
Any defense based upon the right, if any, to the benefit of, or to direct the application of any security held by Landlord, and, until all of the Obligations have been paid and performed in full, all rights of subrogation, any right to enforce any remedy that Landlord now has or hereafter may have against Tenant, and any right to participate in any security now or hereafter held by Landlord;

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(q)	Any defense based upon the benefits or defenses, if Guarantor is entitled to any benefits or defenses, of any or all anti‑deficiency statutes or single‑action legislation; and

(r)	Any setoff, defense or counter-claim that Tenant or Guarantor may have or claim to have against Landlord.
4.    Until all amounts payable to Landlord under the Lease have been paid in full, Guarantor shall have no right of subrogation and Guarantor waives, to the fullest extent permitted by law, any right to enforce any remedy that Landlord now has or may hereafter have against Tenant.
5.    Without prejudice to the generality of any waiver granted in this Guaranty, the Guarantor irrevocably and unconditionally abandons and waives any right which it may have at any time under the laws of Jersey whether by virtue of the droit de discussion or otherwise to require (i) that recourse be had to assets of any other person before any claim is enforced against it in respect of the obligations or liabilities assumed by it under this and (ii) whether by virtue of the droit de division or otherwise to require that any liability under this Guaranty be divided or apportioned with any other person or reduced in any manner whatsoever.
6.    This Guaranty shall extend to each and every Obligation to be performed or observed under the Lease by Tenant and its successors and assigns. Successive demands may be made upon, and successive actions for the enforcement of such demands may be brought against, Guarantor upon successive defaults in the making of particular payments and the performance and observance of particular Obligations under the Lease, and the enforcement of this Guaranty against Guarantor with respect to any particular payment or Obligations under the Lease shall not operate to exhaust this Guaranty or as a waiver of the right to proceed under this Guaranty with respect to any future default or defaults.
7.    Notwithstanding anything to the contrary herein contained in this Guaranty, this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time, payment, or any part thereof, of any or all of the Obligations guaranteed hereby is rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be restored or returned by Landlord upon the insolvency, bankruptcy or reorganization of Tenant or if Landlord elects to return such payment or any part thereof in its sole discretion, all as though such payment or application of proceeds had not been made. Without limiting the generality of the foregoing, if prior to any such rescission, invalidation, declaration, restoration or return, this Guaranty shall have been canceled or surrendered, this Guaranty shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of Guarantor in respect of the amount of the affected payment or application of proceeds.
8.    Notwithstanding anything to the contrary contained herein, Guarantor may be replaced by an “Approved Replacement Guarantor,” as defined in the Lease and subject to the conditions set forth in Section 32.02 of the Lease. Concurrently with any such replacement, Landlord shall execute and deliver documentation reasonably requested by Guarantor to evidence the release of Guarantor from this Guaranty from and after the date of such replacement.
9.    Subject to Paragraph 7 above, this Guaranty is an irrevocable, continuing guaranty and Guarantor agrees that this Guaranty shall remain in full force and effect until all of the Obligations are fully paid, performed and discharged, regardless of the expiration or earlier termination of the Lease, and regardless of the bankruptcy, reorganization, dissolution or insolvency of Tenant, its successors and assigns, and regardless of any actual, attempted or purported assignment, sublease or other transfer of all or any portion of Tenant’s interest in the Lease. Guarantor further agrees that this Guaranty may not be revoked by Guarantor. If any provision of this Guaranty is held to be invalid or unenforceable, the validity and enforceability of the other provisions of this Guaranty shall not be affected. This Guaranty shall remain in full force and effect notwithstanding future changes of conditions, including any changes in law or invalidity or irregularity in the creation of any of the Obligations.

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10.    In giving this Guaranty, Guarantor is not concerned with Tenant’s financial condition and hereby knowingly and irrevocably waives any right Guarantor may possess to require Landlord to disclose to Guarantor any information Landlord may now or hereafter possess concerning Tenant’s present or future character, credit, collateral or financial condition. Guarantor assumes the responsibility for being and keeping informed of the financial condition of Tenant and of all circumstances bearing upon the risk of non‑payment and nonperformance of the Obligations that diligent inquiry would reveal.
11.    No delay or failure by Landlord to execute any remedy against Tenant or Guarantor will be construed as a waiver of that right or remedy. All remedies of Landlord are cumulative.
12.    This Guaranty shall be one of payment and performance and not merely of collection.
13.    In any action or proceeding brought to enforce the terms of this Guaranty, the prevailing party shall be entitled to recover any and all costs and expenses, including, without limitation, actual attorneys’ fees and court costs, incurred in any such action or proceeding.
14.    Any notice, demand or other communication to be given under the provisions of this Guaranty by either party hereto to the other party hereto shall be effective only if in writing and (i) personally served, (ii) mailed by Canadian registered or certified mail, return receipt requested, postage prepaid, (iii) sent by a nationally recognized courier service (such as Federal Express) for next-day delivery, to be confirmed in writing by such courier, or (iv) sent by facsimile (with answer back acknowledged), addressed as follows:

IF TO GUARANTOR, TO:	c/o Forterra Building Products 511 E. John Carpenter Freeway, Suite 600 Irving, TX 75062 Attention: Chief Financial Officer with copies to:
Lone Star Americas Acquisitions LLC
2711 N. Haskell Avenue, Suite 1700
Dallas, TX 75204
Attention: General Counsel

IF TO LANDLORD. TO:	FORT-NOM HOLDINGS (ONQC) INC. c/o W. P. Carey Inc. 50 Rockefeller Plaza, 2nd Floor New York, New York 10020 Attention: Asset Management

With copies to:	FORT-NOM HOLDINGS (ONQC) INC. c/o W. P. Carey Inc. 50 Rockefeller Plaza, 2nd Floor New York, New York 10020 Attention: Legal Transactions Department

FORT-BEN HOLDINGS (ONQC) LTD.
c/o W. P. Carey Inc.
50 Rockefeller Plaza, 2nd Floor
New York, New York 10020
Attention: Legal Transactions Department

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or to such other address or addresses as either Landlord or Guarantor may from time to time designate to the other by written notice in accordance herewith. Subject to the terms of this section, all notices, demands and other communications sent in the foregoing manner shall be deemed delivered when actually received or refused by the party to whom sent, unless (i) mailed, in which event the same shall be deemed delivered on the day of actual delivery as shown by the addressee’s registered or certified mail receipt or at the expiration of the third (3rd) business day after the date of mailing, whichever first occurs, or (ii) sent by facsimile, in which event the same shall be deemed delivered only if a duplicate notice sent pursuant to a method described in subsection (i), (ii) or (iii) of this Article 13 is delivered within one business day after such facsimile is received by the recipient. Notwithstanding the foregoing, if any notice, demand or other communication is not received during business hours on a business day, such notice, demand or other communication shall be deemed to have been delivered at the opening of business on the next business day.

15.    Guarantor agrees that this Guaranty shall be construed as an absolute, unconditional, irrevocable, continuing and unlimited obligation of Guarantor without regard to the regularity, validity or enforceability of any liability or obligation hereby guaranteed.
16.    The right of Landlord to demand and Guarantor’s obligation to pay and to perform fully the Obligations shall not be suspended, abridged or affected in any way whatsoever by the fact that the Obligations or any part thereof are at any time secured by real or personal property or otherwise. With or without notice to Guarantor and without affecting Guarantor’s liability hereunder or with respect to the Obligations hereby guaranteed, Landlord, from time to time, either before, at or after any Breach and whether or not Landlord is under any contractual or equitable obligation to do so, may (a) accept security for the Obligations hereby guaranteed, (b) release or accept other security in exchange or in substitution for collateral, if any, that may be held or any part thereof, (c) accept substitutes for or release Guarantor or any substitutes for Guarantor as party hereto, or (d) subordinate any security interest in any collateral or any portion thereof to the rights of other creditor or creditors.
17.    This Guaranty shall continue for the term of the Lease and any extensions or renewals thereof and until all obligations and liabilities of Tenant and its successors and assigns to Landlord under or relating to the Lease have been fully paid or satisfied (subject to reinstatement of the Guaranty as provided in Paragraph 6 above).
18.    The interpretation, validity and enforcement of this Guaranty shall be governed by and construed under the laws of the province of Ontario and the federal laws of Canada applicable in that province.
19.    EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY).
20.    This Guaranty or the provisions hereof shall not be modified, amended or waived in any manner unless the same be in writing and signed by Landlord and Guarantor.
21.    If there be more than one undersigned Guarantor, each undersigned Guarantor is executing this instrument, and shall be unconditionally liable hereon, jointly and severally (or solidarily). Landlord may make demand upon or pursue any remedies against any one or more Guarantor, whether or not any demand is made upon or any remedies are pursued against any other Guarantor. Each Guarantor expressly agrees that recourse may be had against any and all property of Guarantor, regardless of whether such property constitutes community property, quasi-community property or separate property.

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22.    Landlord shall have the right, without any consent from Guarantor, to assign this Guaranty, in whole and not in part, in connection with any assignment of Landlord’s rights and obligations under the Lease. Except as set forth in Paragraph 7 above, Guarantor may not assign, delegate or otherwise transfer all or any part of its respective rights and/or obligations under this Guaranty without the prior written consent of Landlord. Subject to the restrictions on transfer set forth in the immediately preceding sentence, this Guaranty shall be binding upon, and inure to the benefit of, Landlord and Guarantor and their respective successors and assigns. Any attempted assignment, delegation or transfer in violation of this Paragraph 22 shall be, and is hereby declared, null and void ab initio.
23.    Guarantor agrees to deliver all financial reports required to be delivered by Guarantor pursuant to Section 13.01 of the Lease within the time frames set forth therein.
[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of the date first above written.
GUARANTOR

FORTERRA, INC.,
a Delaware corporation

By:_______________________
Name:

Title:

[SIGNATURE PAGES CONTINUE ON NEXT PAGE]

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Accepted and Agreed:

LANDLORD:

LANDLORD:

FORT-NOM HOLDINGS (ONQC) INC.,
a British Columbia corporation
By:    _________________________________

Name:

Title:

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EXHIBIT G
FORM OF COLLATERAL ACCESS AGREEMENT

This COLLATERAL ACCESS AGREEMENT (this “Agreement”) is entered into by [NAME OF LANDLORD] (“Landlord”), to and for the benefit of [MODIFY AS APPROPRIATE: _____________________ as Collateral Agent for the Secured Creditors (as defined below)] (in such capacity and together with any successor thereto, the “Collateral Agent”). Unless otherwise defined herein, all capitalized terms used herein and defined in the Credit Agreement referred to below shall be used herein as therein defined.
RECITALS:
WHEREAS, Landlord is the record title holder and owner of certain premises as set forth in Schedule 1 attached hereto and made a part hereof (collectively, the “Premises”);
WHEREAS, [NAMES OF TENANT], a [JURISDICTIONS OF INCORPORATION/ FORMATION AND FORM OF EACH ENTITY] (collectively, as co-tenants, “Tenant”), have possession of the Premises in accordance with that certain Amended and Restated Master Land and Building Lease dated as of [_____________], 2018 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Lease”);
WHEREAS, reference is made to that certain [MODIFY AS APPROPRIATE: ______________________ (as it may be amended, amended and restated, supplemented, extended, refinanced or otherwise modified from time to time, the “Credit Agreement”), among [________________](including its permitted successors, the “Initial Borrower”), the other borrowers party thereto, the several banks and other financial institutions or entities from time to time parties thereto as lenders and as issuing banks (the “Lenders”), the Collateral Agent and [__________________________] as administrative agent (together with its successors in such capacity, the “Administrative Agent” and, together with the Collateral Agent and the Lenders, the “Lender Creditors”), pursuant to which Tenant (an affiliate of the Initial Borrower) has executed a guarantee and collateral agreement and other collateral documents in relation to the Credit Agreement];
WHEREAS, Tenant’s repayment (or guaranty ) of the extensions of credit made by the Lenders under the Credit Agreement will be secured by substantially all of the assets of Tenant, including, without limitation, all of the following now or hereafter located on the Premises [MODIFY AS APPROPRIATE SO THAT THE COLLATERAL IS SPECIFICALLY IDENTIFIED: (i) all inventory of Tenant, (ii) all equipment used in Tenant’s business, (iii) all leasehold improvements of Tenant, and (iv) all furniture and all other personal property] (collectively, the “Collateral”); and
WHEREAS, the Collateral Agent has requested that Landlord execute this Agreement as a requirement under the Credit Agreement.
NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Collateral Agent hereby covenant and agree as follows:
1. Landlord Lien. For so long as the Credit Agreement remains in effect, (a) Landlord (i) waives and releases unto the Collateral Agent and its successors and assigns any and all security interests created

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by statute, contract (including the Lease) or by common law and any and all other rights, claims, prior claims, liens and demands of every kind which it now has or may hereafter have against the Collateral and (ii) agrees that any rights, claims or demands it may have in or to the Collateral (to the extent not effectively waived pursuant to clause (a)(i) of this paragraph 1), shall, subject to the terms of this Agreement, be subordinate to the rights of the Collateral Agent in respect thereof, and Landlord hereby cedes priority and preference of rank of any of its security interests charging the Collateral to the Collateral Agent’s security interests charging the Collateral.
(b) Landlord further agrees not to assert any claim to the Collateral while the Credit Agreement remains in effect, subject to the terms of this Agreement. Landlord acknowledges that the Collateral Agent shall have a first priority security interest in, and security interest on, the Collateral, and Landlord authorizes the Collateral Agent to file and record [Uniform Commercial Code/Personal Property Security Act/Civil Code] financing statements (or local law equivalent) against the Collateral.
(c) Tenant hereby unconditionally releases Landlord from any claim or action regarding Collateral Agent’s removal of the Collateral as permitted by this Agreement.
2. Nature of Collateral. The Collateral may be installed in or located on the Premises and is not and shall not be deemed to be a fixture, an immovable or part of the underlying real estate but shall at all times be considered personal (movable) property. Landlord acknowledges that the Collateral is and will remain personal (movable) property and not fixtures, immovables or part of the underlying real estate even though it may be affixed to or placed on the Premises. For the avoidance of doubt, the Collateral shall expressly exclude all Building Equipment (as such term is defined in the Lease).
3. Collateral Agent’s Access. (a) Landlord agrees that so long as the Lease is in full force and effect, Landlord will not prevent the Collateral Agent or its designees from entering upon the Premises at all reasonable times to inspect, appraise or remove the Collateral; provided, that (i) Collateral Agent shall give to Landlord not less than five (5) days’ notice of Collateral Agent’s election to enter the Premises, (ii) such notice shall indicate whether such entry is due to an event of default under the Credit Agreement and (iii) if Landlord shall have given Collateral Agent a Disposition Notice (as defined in paragraph 3(b) below), such entry shall not be governed by this paragraph 3(a), but shall instead be governed by paragraph 3(b).
(b) In the event that Landlord intends to take possession of the Premises during the term of the Lease or to terminate the Lease prior to the expiration of the Lease term, Landlord shall give to Collateral Agent a copy of such notice at the same time as such notice is given to Tenant (each such notice, a “Disposition Notice”). If Collateral Agent intends to exercise Collateral Agent’s rights under this paragraph 3(b), within fifteen (15) days after Collateral Agent actually receives a Disposition Notice, Collateral Agent shall send a notice to Landlord stating that Collateral Agent elects to exercise its rights under this paragraph 3(b) in accordance with the terms of this Agreement (each such notice, a “Disposition Election”). If Collateral Agent duly and timely gives a Disposition Election to Landlord, Landlord agrees that within the 90-day period after the Collateral Agent delivers to Landlord a Disposition Election (the “Disposition Period”), the Collateral Agent shall have the right, but not the obligation, to enter upon and into the Premises on a non-exclusive basis for the sole purpose of inspecting or removing the Collateral or conducting a public or private sale of the Collateral. Landlord further agrees that during the Disposition Period, Landlord will not interfere with the Collateral Agent’s actions in removing the Collateral from the Premises or such other of the Collateral Agent’s actions in otherwise enforcing its security interest in the Collateral in accordance with the terms of this Agreement. Notwithstanding anything to the contrary in this paragraph, Landlord acknowledges that the Collateral Agent shall at no time have any obligation to remove the Collateral from the Premises. The

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Collateral Agent shall not be liable solely as a result (A) of any diminution in value of the Premises caused by the absence of the Collateral actually removed or (B) the need to replace the Collateral after such removal.

(c) In entering upon or into the Premises under either clause (a) or (b) set forth above of this paragraph 3, the Collateral Agent hereby agrees that it shall (i) indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, liabilities, costs and expenses incurred by Landlord (excluding as a result of the Landlord’s own gross negligence or breach) and caused by the Collateral Agent and/or the Collateral Agent’s designee entering upon or into the Premises and taking any of the foregoing actions with respect to the Collateral (and such costs shall include any damage to the Premises made by the Collateral Agent in severing and/or removing the Collateral therefrom and taking any of the foregoing actions with respect to the Collateral), (ii) promptly repair, at the end of the Disposition Period, at its sole cost and expense any damage to the Premises that is caused by Collateral Agent and/or its designees taking any of the foregoing actions to its condition prior to such damage, and (iii) to the extent not already paid by Tenant, pay all Base Rent (as defined in the Lease), for such time as the Collateral Agent actually occupies all or any portion of the Premises, pro-rated on a per diem basis based on a thirty (30) day month, with such payment to be made in arrears every thirty (30) days during the Disposition Period. By way of example only, if the Disposition Period were to commence on Monday May 1, 2017 and continue through Wednesday, June 9, 2017, Collateral Agent would be responsible for the payment of Base Rent applicable to a 40-day period, and (A) the first payment of Base Rent would be due and payable to Landlord on May 31, 2017 (i.e., the date immediately succeeding the first 30-day period) and (B) the second payment of Base Rent would be due and payable to Landlord on June 10, 2017. Further, if Collateral Agent did not access the Premises during the weekends of such 40-day period, Collateral Agent would nevertheless be responsible for Base Rents during such 40-day period. Collateral Agent shall give Landlord such advance notice as is reasonably practicable under the circumstances (but no less than 24 hours’ prior notice) of the date that Collateral Agent shall cease actual occupancy of the Premises, and the Disposition Period shall cease upon the date set forth in such notice (subject to such 24 hours’ notice requirement).
(d) Notwithstanding anything to the contrary contained herein, (i) if Collateral Agent fails to duly and timely give a Disposition Election to Landlord in accordance with clause (b) of this paragraph 3, then, the Collateral remaining in or on the Premises shall be deemed abandoned and Landlord shall be entitled, though not obligated, to dispose of such Collateral in any manner Landlord sees fit, and Collateral Agent shall no longer be permitted access to the Premises; (ii) if Collateral Agent fails to remove any Collateral left on a certain location that is part of the Premises (such location, a “Specified Location”) at the end of the Disposition Period, then, the Collateral remaining in or on such Specified Location shall be deemed abandoned and Landlord shall be entitled, though not obligated, to dispose of such Collateral in or on such Specified Location in any manner Landlord sees fit; and (iii) if, within five (5) days’ following notice from Landlord to Collateral Agent, Collateral Agent fails to (A) take steps to repair damage to any Specified Location in accordance with clause (c)(ii) of this paragraph 3 or (B) cease or rectify any action(s) by Collateral Agent which are beyond the scope permitted under this Agreement (e.g., removing any of the Building Equipment) on the Premises or any portion thereof or (C) timely pay the Base Rent then due in accordance with paragraph 3(b), then, the Collateral remaining in or on such Specified Location shall be deemed abandoned and Landlord shall be entitled, though not obligated, to dispose of such Collateral in or on such Specified Location in any manner Landlord sees fit.
(e) In the event that Landlord gives to Tenant a notice of a default under the Lease, Landlord shall simultaneously give to Collateral Agent a copy of such notice (a “Default Notice”). Collateral Agent shall have the right, but not the obligation, to cure any such default(s) within the last day of the cure period available to Tenant under the terms of the Lease.

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4. Delivery of Notices. All notices to the Collateral Agent under this Agreement shall be in writing and sent by (a) United States certified mail, return receipt requested, postage pre-paid or (b) a nationally recognized courier service (such as Federal Express) for next-day delivery, to be confirmed in writing by such courier overnight delivery service, addressed as follows:
To Collateral Agent:
________________________
________________________
________________________
________________________
________________________
________________________
To Landlord:
Pipe Portfolio Owner (Multi) LP
c/o W. P. Carey Inc.
50 Rockefeller Plaza, 2nd Floor
New York, New York 10020
Attention: Asset Management Department

With another copy to:

Pipe Portfolio Owner (Multi) LP
c/o W. P. Carey Inc.
50 Rockefeller Plaza, 2nd Floor
New York, New York 10020
Attention: Legal Transactions Department

Any party hereto may change its address, telecopy or telephone number for notices and other communications hereunder by notice to all of the other parties hereto.
7.    Expiration of Agreement. The provisions of this Agreement shall continue in effect until Landlord has received the Collateral Agent’s written confirmation that Tenant has paid and performed all of its obligations under the Credit Agreement (or upon such date that the Credit Agreement is no longer in effect, whichever shall first occur).
8. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and shall be construed and enforced in accordance with, the law of the State of New York without regard to conflict of law principles.

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9. Successors and Assigns. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successor and assigns of Landlord (including any successor owner of the Premises) and the Collateral Agent. Landlord acknowledges that it shall not effect a partial assignment of the Lease. [MODIFY AS APPROPRIATE: The Collateral Agent may, without the consent of the Landlord (or any of the Landlord’s successor or assigns), freely assign, at any time, all or a portion of its right and obligations under this Agreement to the Senior Lien Term Loan Administrative Agent or the Junior Lien Term Loan Administrative Agent, as applicable]; provided, that only one party at any given time shall act as Collateral Agent under this Agreement, and Landlord shall not be required to give a Default Notice or Disposition Notice to more than one party with respect to notices to Collateral Agent. Landlord will disclose the terms and conditions of this Agreement to any purchaser or successor to Landlord’s interest in all or any portion of the Premises and shall require that any such purchaser or successor assume Landlord’s obligations under this Agreement.
10. Amendments. This Agreement may not be changed or terminated orally and is binding upon, and inures to the benefit of, the parties hereto, the Secured Parties and each of their respective successors and assigns.
11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but together the counterparts shall constitute one and the same document.
12. Credit Agreement. The parties thereto may, without in any way affecting or limiting this Agreement, and without notice to Landlord, modify, supplement, restate (in whole or in part), replace or refinance the Credit Agreement or any of the other Loan Documents thereunder.
13. Waiver of Trial by Jury. LANDLORD, TENANT AND COLLATERAL AGENT EACH HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN LANDLORD, TENANT AND/OR COLLATERAL AGENT IN ANY WAY RELATED TO THIS AGREEMENT.
[Signatures page follows]

EXHIBIT G    A&R MASTER LAND AND BUILDING LEASE
ACTIVE 230595713

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered as of the day and year first set forth above.

[NAME OF LANDLORD]

By:     _________________________
Name:
Title:

[____________________, as Collateral Agent]

By:     _________________________
Name:
Title:

TENANT ACKNOWLEDGMENTS:

By: _________________________
Name:
Title:

By: _________________________
Name:

EXHIBIT G    A&R MASTER LAND AND BUILDING LEASE
ACTIVE 230595713

Title:

By: _________________________
Name:
Title:

By: _________________________
Name:
Title:

EXHIBIT G    A&R MASTER LAND AND BUILDING LEASE
ACTIVE 230595713

Schedule 1

Insert Schedule of Addresses for Premises

EXHIBIT G    A&R MASTER LAND AND BUILDING LEASE
ACTIVE 230595713